Exhibit 10.12

LANDLORD CONSENT TO SUBLEASE

This LANDLORD CONSENT TO SUBLEASE (“Consent Agreement”) is entered into as of Sept. 4, 2001 by and among EOP – Stadium Towers, L.L.C., a Delaware limited liability company (“Landlord”), US Bank National Association, a national association (“Sublandlord”), and Premier Commercial Bank, N.A., (“Subtenant”).

RECITALS:

A.            Landlord ( as successor in interest to Spieker Properties, L.P. a California limited partnership), as landlord, and Sublandlord (as successor in interest to Bank of Commerce, a California corporation), as tenant, are parties to that certain lease agreement dated November 16, 1998, the letter agreement dated December 14, 1998 (re: parking) and, the letter agreement dated January 15, 1999 (re: term of lease), (collectively the “Lease”) pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 4,602 rentable square feet (the “Premises”) described as Suite 125 on the first (1st) floor of the building commonly known as Stadium Towers Plaza located at 2400 East Katella Avenue, Anaheim, CA 92806 (the “Building”).

B.            Sublandlord and Subtenant have entered into that certain sublease agreement dated July 30, 2001 attached hereto as Exhibit A (the “Sublease Agreement”) pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows: 4,602 rentable square feet described as suit number 125 on the first (1st) floor of the Building, (the “Sublet Premises”) constituting all of the Premises.

C.            Sublandlord and Subtenant have requested Landlord’s consent to the Sublease Agreement.

D.            Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease Agreement subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant.

1.             Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease Agreement is attached hereto and made a part hereto as Exhibit A.

2.             Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the sublet Premises to subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease Agreement and this Consent Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease Agreement and this Consent Agreement.

3.             Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations.

4.             No Release. Nothing contained in the Sublease Agreement or this Consent Agreement shall be construed as relieving or releasing sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease Agreement or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease Agreement, it being understood that Landlord is not a party to the Sublease Agreement and, notwithstanding anything to the contrary contained in the Sublease Agreement, is not bound by any terms, provisions, representations or warranties contained in the Sublease Agreement and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

1

5.             Administrative Fee. Upon Sublandlord’s execution and delivery of this Consent Agreement, Sublandlord shall pay to Landlord the sum of $1,250 in consideration for Landlord’s review of the Sublease Agreement and the preparation and delivery of this Consent Agreement.

6.             No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease Agreement or otherwise transfer its interest in the Sublet Premises or the Sublease Agreement to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion.

7.             Lease. In no event shall the Sublease Agreement or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there by any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease.

8.             Services. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.

9.             Attornment. If the Lease or Sublandlord’s right to possession thereunder terminate for any reason prior to expiration of the Sublease Agreement, Subtenant agrees, at the election of Landlord, to attorn to Landlord upon the than executory terms and conditions of the Sublease Agreement for the remainder of the term of the Sublease Agreement. If Landlord does not so elect, the Sublease Agreement and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Subtandlord’s right to possession thereunder.

10.           Payments under the Sublease. If at any time Sublandlord is in default under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease Agreement directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease Agreement. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, the Landlord shall have the right to remove any signage of Subtenant, at Subtenant’s cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

11.           Excess Rent. If Landlord is entitled to any excess rent (defined below) from Sublandlord pursuant to the terms of the Lease, them, in addition to all rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord 90% of the excess rent in accordance with Section 21B of the Lease. Landlord’s share of excess rent for any period during the term of the Sublease Agreement which is for less than one month shall be a pro rata portion of the monthly installment due hereunder. As used herein, the “excess rent” shall be deemed to mean any payments from Subtenant under the Sublease Agreement which exceed the payments payable by Sublandlord to Landlord under the Lease for the Sublet Premises. Landlord’s failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

2

12.           Sublandlord Notice Address. If Sublandlord is subleasing the entire Premises or otherwise vacating the Premises, Sublandlord’s new address for notices to Sublandlord under the Lease shall be as follows: 16420 Valley View Blvd., La Mirada, CA 90638 or at such other address as Sublandlord may designate in writing; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Sublandlord at the address(es) provided in, and in accordance with the terms of, the Lease.

13.           Authority. Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14.           Counterparts. This Consent Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

3

IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.

WITNESS/ATTEST:		LANDLORD:

EOP-STADIUM TOWERS, LLC., a Delaware limited
liability company

			By:	EOP Operating Limited Partnership, a
Delaware limited partnership, its sole
member

			By:	Equity Office Properties Trust, a
Maryland real estate investment
trust, its general partner

			By:	/s/ Frank R. Campbell
			Name:	Frank R. Campbell
			Title:	Vice President

WITNESS/ATTEST:		SUBLANDLORD:

US Bank National Association,
a national association
/s/ Nicole Shipman
		By:	/s/ Chad C. Carr
Name (print):	Nicole Shipman
		Name:	Chad C. Carr

		Title:	Project Manager
Name (print):

WITNESS/ATTEST:		SUBTENANT:

Premier Commercial Bank,
N.A.

Name (print):		By:	/s/ Kenneth J. Cosgrove

		Name:	Kenneth J. Cosgrove

Name (print):		Title:	Chairman/CEO

4

EXHIBIT A

SUBLEASE AGREEMENT

5

OFFICE GROSS LEASE

for

STADIUM TOWERS PLAZA

Anaheim, California

By and Between

U.S. Bank National Association

as Sublessor

and

Premier Commercial Bank N.A

~~Prema BanCorp,~~
~~a California corporation~~

as Sublessee

April 2, 2001

SUBLEASE - TABLE OF CONTENTS

SECTION:	1	TERM

	2	RENT

	3	TAXES

	4	INSURANCE

	5	ALTERATIONS, ADDITIONS, AND USE

	6	SUBLESSOR’S REPRESENTATION

	7	INDEMNIFICATION

	8	MAINTENANCE, REPAIR AND PARKING

	9	CONDEMNATION

	10	ASSIGNMENT AND SUBLEASE

	11	MASTER LEASE COVENANTS

	12	SECURITY DEPOSIT

	13	ATTORNEY’S FEES

	14	ACCESS

	15.	SUBLESSOR’S RIGHTS UPON DEFAULT

	16.	NOTICES

	17.	RIGHT TO TERMINATE

	18.	NO OPTION TO RENEW OR EXTEND, OR PURCHASE
LEASED PREMISES

	19.	ENTIRE AGREEMENT

SUBLEASE

DATE:	July 30, 2001

PARTIES:	U.S. Bank National Association	SUBLESSOR

AND:	Premier Commercial Bank, N.A	SUBLESSEE
~~Prema BanCorp, a California corporation~~

Sublessor, as Lessee, and Spieker Properties, L.P., a California corporation, as Lessor, (“Main Lessor”) entered into a Lease Agreement dated November 16, 1998 (“Master Lease”), and attached letter, dated December 14, 1998, for real property of 4,602 rentable square feet, located at 2400 East Katella Avenue, Suite 125, Anaheim, California 92806 (“Leased Premises”), which property is more particularly described in the Master Lease, attached hereto as Exhibit A, for a term which expires on November 30, 2008.

Sublessor desires to sublease to Sublessee the Leased Premises on the terms and conditions set forth in this Sublease.

NOW THEREFORE, in consideration of the mutual promises of the parties hereto, and other valuable consideration, Sublessor does hereby sublease to Sublessee the Leased Premises on the following terms and conditions:

SECTION 1:         TERM

The term of the Sublease shall commence on September 1, 2001 and shall expire on November 30, 2008. If Sublessor’s inability is not the result of acts or omissions of Sublessee or its agents, the Sublessee’s obligation to pay rent shall not commence until possession of the Premises has been delivered to Sublessee by Sublessor and if such delay in delivery of possession continues for thirty (30) days after the commencement date, Sublessee shall have the right to cancel this Sublease by written notice to Sublessor ten (10) days prior to the effective date of cancellation. Sublessee’s right to delay payment of rent until possession is delivered and Sublessee’s right to cancel if delivery of possession is delayed for thirty (30) days after the commencement date shall constitute Sublessee’s sole remedies for such delay. If Sublessor’s delay is the result of acts or omissions of Sublessee or its agents, this Sublease, and Sublessee’s obligations thereunder, shall have deemed to have become effective as of the commencement date. Sublessor shall allow Sublessee to occupy the suite on September 1, 2001, or upon written approval of the Sublease from Equity Office Properties, for installation of Sublessee’s improvements at no additional rent.

SECTION 2:	RENT

2.1          Sublessee shall pay to Sublessor in advance on the first day of each calendar month during the term of this Sublease, a minimum base monthly rental in the amount of $8,743.80. The base rental rate shall increase annually in the following manner:

Months	Base Rental	Monthly Base Rent

1 – 3	Free	$0.00

4 – 12	$1.90 per square foot, fully serviced	$8,743.80

13 – 24	$1.95 per square foot, fully serviced	$8,973.90

25 – 36	$2.00 per square foot, fully serviced	$9,204.00

37 – 48	$2.05 per square foot, fully serviced	$9,434.10

49 – 60	$2.10 per square foot, fully serviced	$9,664.20

61 – 72	$2.15 per square foot, fully serviced	$9,894.30

73 – 84	$2.20 per square foot, fully serviced	$10,124.40

85 – 87	$2.25 per square foot, fully serviced	$10,354.50

Rent for any period during the term hereof which is for less than one (1) month shall be a pro rata portion of the monthly installment.

2.2          In addition to the base rent set forth in paragraph 2.1 Sublessee shall pay to Sublessor as additional rental their pro rata share of operating expenses. This monthly fee shall be reconciled annually by Sublessor and shall be increased or decreased according to the actual operating costs.

2.3          Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United States to Sublessor at the address stated herein.

SECTION 3:         TAXES

In addition to the rent set forth above, Sublessee shall pay all personal property taxes and assessments assessed against Sublessee or Sublessee’s property.

2

SECTION 4:         INSURANCE

Sublessee will provide Sublessor with certificates of casualty and liability insurance as required by the Master Lease, with loss payable to the Main Lessor and Sublessor as their respective interests may appear.

SECTION 5:         ALTERATIONS, ADDITIONS, AND USE

The Leased Premises shall be used solely for the operation of a professional bank and for no other purpose. Sublessee agrees to accept the suite in its “as-is” condition and Sublessor shall not be required to complete any work in the suite. Sublessor agrees not to remove any of the existing teller built-ins. In the event additional work is required, Sublessee shall contract the tenant improvements to be performed by a licensed, bonded contractor for the state of California. Sublessor to review and approve all plans and specifications for tenant improvements, prior to commencement, which shall not be unreasonably withheld. Sublessee shall not commence any alterations or additions without first having obtained the necessary permits, if any, from the appropriate governmental agencies.

Sublessee shall promptly pay, when due, all claims for work and materials furnished in connection with any remodeling for the Leased Premises and shall not permit any liens or encumbrances to attach to the Leased Premises and shall indemnify Sublessor against loss thereform. Sublessee shall not make any further changes or alterations to the Leased Premises, other than the original tenant improvements approved by Sublessor, without the prior written consent of Sublessor. Any additional improvements to the Leased Premises shall be at the sole expense of Sublessee.

SECTION 6:         SUBLESSOR’S REPRESENTATION

Sublessor warrants that the Master Lease is in good standing according to its terms as of the date hereof and that there have been no amendments thereto except as may be expressly provided in this Sublease.

SECTION 7:         INDEMNIFICATION

Sublessee agrees to protect, defend and hold harmless Sublessor from and against any loss, liability, claim, damage and expense, including attorneys fees, for injury or damage of every nature arising or resulting from Sublessee’s use of the Leased Premises or any occurrence on or about the Leased Premises, including,

3

without limitation, any act, omission, or negligence of Sublessee or any officer, employee, agent, contractor, invitee or visitor of Sublessee in, on or about the Leased Premises or Sublessee’s breach of any provision of the Master Lease or any other provision of this Sublease.

SECTION 8:         MAINTENANCE, REPAIR AND PARKING

Sublessee acknowledges that it has inspected the Leased Premises and accepts the same in an “as is” condition.  Sublessee shall, at Sublessee’s own expense, make any and all repairs required to be made by Sublessor, as Lessee under the Master Lease.  Sublessor shall not, under this Sublease, be called upon to make any other improvements or repairs to the Leased Premises.  Upon termination of this Sublease, Sublessee shall peaceably quit and surrender possession of the Leased Premises in as good a condition and repair as the Leased Premises were at the beginning of the term except for reasonable use, wear and tear.  All improvements, with the exception of Sublessee’s trade fixtures, shall become the property of Sublessor upon the termination or expiration of the Sublease Agreement.

Sublessee shall be responsible for their own telephone, cabling, and all interior repairs and maintenance of the premises, including plumbing and electrical.  Sublessor shall be responsible for utilities (water, sewer, garbage, gas & electric). HVAC systems and Common areas.

Parking, located in the lot adjacent to the building premises, is subject to availability and at the sole cost and expense of Sublessee.  Sublessee and its employees and visitors shall be entitled to all rights associated with the parking in the Master Lease, including two (2) reserved spaces.  Pursuant to the Master Lease, Sublessor shall be responsible for paying parking costs for eighteen (18) unreserved and two (2) reserved spaces starting November 30, 2003.  All parking costs shall be waived by Sublessor should Sublessee not default on the sublease.  Parking lot is not owned, operated or controlled by Sublessor and all parking arrangements are made directly with the building manager located in the building.

SECTION 9:         CONDEMNATION

In the event title or possession to the whole or part of the Leased Premises shall be taken by eminent domain, as defined in the Master Lease, and the

4

Master Lease shall terminate by reason thereof, this Sublease shall terminate and all payments required hereunder shall be prorated until the date of such termination.  In the event the taking is of less than the whole of the Leased Premises and the Master Lease shall not terminate, and the minimum rent thereunder shall be reduced in accordance with the terms of the Master Lease, then this Sublease shall continue and the minimum rent hereunder shall be reduced by the same percentage by which the minimum rent payable under the Master Lease is reduced.  Notwithstanding anything in the Master Lease to the contrary, Sublessee shall not be entitled to any amount or portion of any condemnation or eminent domain award, except for any award given for the removal or damage to Sublessee’s furniture, trade fixtures, equipment or signs.

SECTION 10:       ASSIGNMENT AND SUBLEASE

Sublessee agrees not to assign any interest in this Sublease or to further sublease all or any portion of the Leased Premises without prior written consent of Sublessor.  No such assignment or sublease shall relieve Sublessee of its obligations hereunder.  In the event Sublessee becomes bankrupt or insolvent or makes an assignment for the benefit of creditors, or in the event of an assignment by operation of law, this Sublease shall become void at the option of Sublessor.  The Sublessee shall have the right at any time to sublease all or any portion of the premises to any related entity or affiliate of Sublessee, or to any successor corporation, whether by merger or consolidation without the Landlord’s approval or consent, but with written notice to Sublessor should the related entity or affiliate occupy 50% of the Premises or more.  Sublessee shall keep all profits.  In addition, the Sublessee shall have the right to sublease all or any portion of the Sublessee’s premises during the initial lease term to any Subtenant of a similar type and quality with prior written approval from both Sublessor and Landlord of which the consent shall not be unreasonably withheld.  The Sublessor shall receive 50% of any revenues over Sublessee’s Base Rent and Operating Expense charges derived from this sublease.

SECTION 11:       MASTER LEASE COVENANTS

It is understood and agreed that, to the extent not directly inconsistent with the terms of this Sublease, Sublessee assumes all obligations of Sublessor under the Master Lease and the provisions of the Master Lease shall be supplemental and in

5

addition to the terms hereof, and, in the event of any inconsistency between the terms, conditions and provisions of the Master Lease and those contained herein, the terms, conditions and provisions of this Sublease shall govern.

SECTION 12:       SECURITY DEPOSIT

Sublessee shall pay to Sublessor the sum of $20,709.00 upon execution of this Sublease, as a security deposit under this Sublease.  Should default be made in the payment of any rent or other amount payable hereunder by Sublessee when due or should Sublessee violate any of the terms, conditions or provisions of this Sublease or should Sublessee vacate or abandon the Leased Premises or any part thereof contrary to the terms and conditions of this Sublease, Sublessor may, in addition to its rights and remedies set forth in paragraph 15 hereof, apply this security deposit or any part thereof to damages incurred by it as a result of any default by Sublessee of the terms and conditions of the Sublease.  If Sublessee is not then in default, Sublessor shall return the security deposit at the end of the Sublease term less any amounts to repair damages discovered upon inspection of the Demised Premises by Sublandlord, normal wear and tear excluded.

SECTION 13:       ATTORNEY’S FEES

If civil action is instituted to establish or enforce any right under this Sublease, to recover any amounts due hereunder, to recover possession of the Leased Premises, to correct any breach of any term, provision or condition hereof, or to litigate any controversy arising out of this Sublease, the prevailing party in the trial court and on any appeals shall be entitled to recover, in addition to costs and disbursements, attorney fees in such amount as the court shall adjudge reasonable.  Such attorney fees shall include an amount estimated by the court as reasonable costs and attorney fees for the prevailing party to collect and enforce any judgement, order or decree entered.  This provision respecting attorney fees shall survive any termination or expiration of this Sublease.

SECTION 14:       ACCESS

Sublessee shall upon Sublessor’s request permit Sublessor reasonable access to the Premises for purposes of inspection.

6

SECTION 15:       SUBLESSOR’S RIGHTS UPON DEFAULT

In the event Sublessee (i) defaults in the payment of any rent or other amount payable hereunder by Sublessee when due, (ii) violates any of the other terms, conditions or provisions of this Sublease, (iii) violates any of the applicable terms, conditions or provisions of the Master Lease, or (iv) vacates or abandons the Leased Premises or any part thereof contrary to the terms and provisions of this Sublease, Sublessor may, at its option, following the delivery of written notice to Sublessee of the default existing hereunder, re-enter and take possession of the Leased Premises, remove Sublessee’s property thereform, relet the Leased Premises or any part thereof on such terms, conditions and rentals, as Sublessor may deem proper, and at Sublessor’s option, either terminate and cancel this Sublease, or apply the proceeds that may be obtained from said releting, after deduction of costs and expenses, to the rent due under this Sublease, and hold Sublessee liable for any balance of rent due hereunder which may remain unsatisfied and unpaid.

SECTION 16:       NOTICES

All notices and other communication required under this Sublease shall be in writing and delivered either personally or by depositing the same, postage prepaid, registered or certified mail, return receipt requested, in the United States mail addressed to the party hereto to whom the same is directed as follows:

If to Sublessor:	U.S. Bank Corporate Properties
Attn: Chad Carr
2800 East Lake Street
Minneapolis, MN 55406

Payments to:	U.S. Bank Corporate Properties Management
SDS 12-1716; P.O.Box 86
Minneapolis, Minnesota 55486-1716

If to Sublessee:	Premier Commercial Bank, N.A.
2400 East Katella Avenue, Suite 125
Anaheim, California 92806

SECTION 17:       NO OPTION TO RENEW OR EXTEND, OR PURCHASE LEASED PREMISES

This Sublease does not include an assignment of Sublessor’s rights, if any, (a) to renew to extend the terms of the Master Lease or (b) to purchase the Leased Premises.  If Sublessor exercises their renewal option to extend the Master Lease, Sublessor shall discuss a proposed renewal, if any, from Sublessee.

7

SECTION 18:       ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties; there are no other agreements, written or oral, concerning the subject matter of this agreement except as specified herein.  No waiver or modification of this Agreement shall be effective unless in writing signed by both parties.  Waiver by either party of any breach of any covenants, terms or provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other covenant, term or condition.

IN WITNESS WHEREOF, the parties have executed this instrument on the date first above written.

SUBLESSOR			SUBLESSEE

Premier Commercial Bank, N.A
U.S. Bank National Association, a			~~Prema BanCorp, a California corporation~~
national association

By:	/s/ Chad C. Carr 8-6-01		By:	/s/ Kenneth Cosgrove
	Chad C. Carr Leasing Manager			Kenneth Cosgrove CEO & Chairman of the Board

By:	/s/ Bradley J. Schmidt	8-6-01
Bradley J. Schmidt
Sr. Vice-President

8

BASIC LEASE INFORMATION
OFFICE GROSS

LEASE DATE:	November 16, 1998

TENANT:	Bank of Commerce, a California corporation

TENANT’S NOTICE ADDRESS:	2400 East Katella Avenue, Suite 125
Anaheim, CA 92806

With a copy to:
John Smith
Bank of Commerce
9918 Hibert, 2nd Floor
San Diego, CA 92131-1018

TENANT’S BILLING ADDRESS:	9918 Hibert, 2nd Floor
San Diego, CA 92131-1018

TENANT CONTACT: John Smith	PHONE NUMBER: 619/536-4540
FAX NUMBER: 619/536-1068

LANDLORD:	Spieker Properties, L.P., a California limited partnership

LANDLORD CONTACT: Angela Pulizzi	PHONE NUMBER: 714/978-9300

FAX NUMBER: 714/978-9339

LANDLORD’S NOTICE ADDRESS:	2400 E. Katella Avenue, Suite 580, Anaheim CA 92806

LANDLORD’S REMITTANCE ADDRESS:	Dept. #11931, P.O. Box 60077, Los Angeles, CA 90060-0077

Project Description:

A master planned office development currently consisting of one twelve (12) story high rise office building and parking structure along with appurtenances as shown as Exhibit “A” attached hereto.  Landlord plans to cause a high rise office building (“Phase 2”) to be constructed on the adjacent parcel.  The Project together with the Building and Phase 2 and all related improvements, facilities, and appurtenances, shall hereinafter be collectively referred to as the Project and commonly known as Stadium Towers Plaza.

Building Description:	A twelve (12) story high-rise office building commonly known as Stadium Towers Plaza and located at 2400 E. Katelia Ave., Anaheim as shown on Exhibit “A” attached hereto.

Premises:	Suite 125 of the Building consisting of approximately 4,602 rentable square feet as shown on Exhibit “B”.

Permitted Use:	General office and retail and related services for a bank and no other use.

Occupancy Density:	Not to exceed eighteen (18) permanent employees.

Parking Density:	Not to exceed eighteen (18) unreserved and two (2) reserved parking spaces.

Parking and Parking Charge:

Landlord agrees to provide parking, unreserved, in common for employees without charge for the first sixty (60) months of the lease Term based upon four (4) parking spaces for every one thousand (1,000) rentable square feet.  After November 30, 2003, Tenant shall pay for parking as Additional Rent based upon the number of parking spaces defined in Parking Density, multiplied by the following rates during the Initial Term: unreserved parking shall be $45 per stall per month; reserved customer parking shall be $75 per stall per month; reserved Tenant parking shall be offered starting at $65 per stall per month (price dependent on location) subject to increase thereafter.  Inclusive of the Parking Density, Tenant shall have two (2) customer parking stalls near the entrance to the Premises for ATM customers.  Note that all parking is subject to pre-existing rights.  Parking will be provided during the hours of 8:00 AM to 6:00

OFFICE GROSS LEASE

for

STADIUM TOWERS PLAZA

Anaheim, California

By and Between

Spieker Properties, L. P.,

a California limited partnership

as Landlord

and

Bank of Commerce,

A California corporation

as Tenant

BASIC LEASE INFORMATION

OFFICE GROSS

LEASE DATE:	November 16, 1998

TENANT:	Bank of Commerce, a California corporation

TENANT’S NOTICE ADDRESS:	2400 East Katella Avenue, Suite 125
Anaheim, CA 92806

With a copy to:
John Smith
Bank of Commerce
9918 Hibert, 2nd Floor
San Diego, CA 92131-1018

TENANT’S BILLING ADDRESS:	9918 Hibert, 2nd Floor
San Diego, CA 92131-1018

TENANT CONTACT: John Smith	PHONE NUMBER: 619/536-4540
FAX NUMBER: 619/536-1068

LANDLORD:	Spieker Properties, L.P., a California limited partnership

LANDLORD CONTACT: Angela Pulizzi	PHONE NUMBER: 714/978-9300

FAX NUMBER: 714/978-9339

LANDLORD’S NOTICE ADDRESS:	2400 E. Katella Avenue, Suite 580, Anaheim CA 92806

LANDLORD’S REMITTANCE ADDRESS:	Dept. #11931, P.O. Box 60077, Los Angeles, CA 90060-0077

Project Description:

A master planned office development currently consisting of one twelve (12) story high rise office building and parking structure along with appurtenances as shown as Exhibit “A” attached hereto.  Landlord plans to cause a high rise office building (“Phase 2”) to be constructed on the adjacent parcel.  The Project together with the Building and Phase 2 and all related improvements, facilities, and appurtenances, shall hereinafter be collectively referred to as the Project and commonly known as Stadium Towers Plaza.

Building Description:	A twelve (12) story high-rise office building commonly known as Stadium Towers Plaza and located at 2400 E. Katelia Ave., Anaheim as shown on Exhibit “A” attached hereto.

Premises:	Suitte 125 of the Building consisting of approximately 4,602 rentable square feet as shown on Exhibit “B”.

Permitted Use:	General office and retail and related services for a bank and no other use.

Occupancy Density:	Not to exceed eighteen (18) permanent employees.

Parking Density:	Not to exceed eighteen (18) unreserved and two (2) reserved parking spaces.

Parking and Parking Charge:

Landlord agrees to provide parking, unreserved, in common for employees without charge for the first sixty (60) months of the lease Term based upon four (4) parking spaces for every one thousand (1,000) rentable square feet.  After November 30, 2003, Tenant shall pay for parking as Additional Rent based upon the number of parking spaces defined in Parking Density, multiplied by the following rates during the Initial Term: unreserved parking shall be $45 per stall per month; reserved customer parking shall be $75 per stall per month; reserved Tenant parking shall be offered staring at $65 per stall per month (price dependent on location) subject to increase thereafter.  Inclusive of the Parking Density, Tenant shall have two (2) customer parking stalls near the entrance to the Premises for ATM customers.  Note that all parking is subject to pre-existing rights.  Parking will be provided during the hours of 8:00 AM to 6:00

PM, Monday through Friday only. Should Tenant request additional parking spaces, Landlord, at Landlord’s sole descretion, shall determine rule, location and availability.

Scheduled Term Commencement Date:	December 1, 1998

Scheduled Length of Term	120 months

Scheduled Term Expiration Date:	November 30, 2008

Rent:

Base Rent:	Month	Monthly Base Rent
12-1-98	1-12	$8,974
12-1-99	13-24	$9,243
12-1-00	25-36	$9,520
	37-48	$9,806
	49-60	$10,100
	61-72	$10,403
	73-84	$10,715
	85-96	$11,037
	97-108	$11,368
	109-120	$11,709

Base Year for Operating Expenses:	1999 calendar year.

Security Deposit:	$14,636

Tenant’s Proportionate Share:

Of Building	Rentable area of the Premises divided by rentable area of Building: 1.80%
Of Project:

Rentable area of the Premises divided by rentable area of the Building (as determined by Landlord in a commercially reasonable manner). In addition, Tenant shall pay a equitable proportionate share of the Operating Expenses of the exterior common areas of the Project (including the parking structures), based upon the rentable square footage of Tenant's Premises divided by the leasable square footage of the Project.  In no event shall Tenant be responsible for any costs associated with the construction (or unchanged [ILLEGIBLE] costs) of the proposed Phase 2 office building as described in Project Description, share:1.80%

The foregoing Basic Lease Information is incorporated into and made a part of the Lease.  Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information.  In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD		TENANT

Spieker Properties, L.P.,		Bank of Commerce
a California limited partnership		a California corporation

By: Spieker Properties, Inc.,
a Maryland corporation,
its general partner

By:	/s/ Alan Dibartolomeo	By:	/s/ Ernest Gwin
	Alan Dibartolomeo		Ernest Gwin
	Vice President		Senior Vice President, Regional Manager

By:	/s/ John Davenport	By:	/s/ Gary Cristofani
	John Davenport		Gary Cristofani
	Regional Senior Vice President		Executive Vice President

Exhibits:
	Exhibit A	Site Plan/Property Description
	Exhibit B	Outline of Premises
	Exhibit C	Tenant Improvements and Specifications
	Exhibit C-1	Space Plan
	Exhibit D	Building/Project Rules and Regulations
	Exhibit E	Parking Rules and Regulations
	Exhibit F	Building Signage Criteria
	Exhibit F-1	Building Eyebrow Signage
	Exhibit G	Janitorial Specifications

LEASE

THIS LEASE is made as of the 15th day of November, 1998, by and between Spieker Properties, L.P., a California limited partnership, (hereinafter called “Landlord”), Bank of Commerce, a California corporation, (hereinafter called “Tenant”).

1.             PREMISES

Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the “Premises”) outlined in red on Exhibit B and described in the Basic Lease Information. The Premises shall be all or part of a building (the “Building”) and of a project (the “Project”), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. The Building and Project are outlined in blue and green respectively on Exhibit A. Landlord and Tenant acknowledge that physical changes may occur from time to time in the Premises, Building or Project, and that the number of buildings and additional facilities which constitute the Project may change from time to time, which may result in an adjustment in Tenant’s Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A.

2.             POSSESSION AND LEASE COMMENCEMENT

A.            Existing Improvements. ~~If this Lease pertains to a Premises in which the interior improvements have already been constructed (“Existing Improvements”), the provisions of this Paragraph 2.A. shall apply and the term commencement date (“Term Commencement Date”) shall be the earlier of the date on which (1) Tenant [ILLEGIBLE] possession of some or all of the Premises; or (2) Landlord notifies Tenant that Tenant may occupy the Premises.  If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such [ILLEGIBLE] as Landlord is able to deliver the same, which date shall then be deemed the Term Commencement  Date.  Tenant shall not be liable for any Rent (defined below) for any period prior to the Term Commencement Date.  Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, “as in” and as suitable for, the Permitted Use (as defined below), and for Tenant’s intended operations in the Premises, Tenant agrees that the Premises and other improvements are in good and satisfactory condition as of when possession was taken.  Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter [ILLEGIBLE] or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease. Upon Landlord’s request, Tenant shall promptly execute and return to Landlord a “Start Up Letter” in which Tenant shall agree among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises or affect determination of the Term Commencement Date.~~

B.            Construction of Improvements. If this Lease pertains to a Building to be constructed or improvements to be constructed within a Building, the provisions of this Paragraph 2.B. shall apply in lieu of the provisions of Paragraph 2.A. above and the term commencement date (“Term Commencement Date”) shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises; or (2) the improvements to be constructed or performed in the Premises by Landlord (if any) shall have been substantially completed in accordance with the plans and specifications, if any, described on Exhibit C and Tenant’s taking of possession of the Premises or any part thereof shall constitute Tenant’s confirmation of substantial completion for all purposes hereof, whether or not substantial completion of the Building or Project shall have occurred.  If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as such improvements have been substantially completed, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligations of Tenant under any improvement agreement appended to this Lease).  In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord’s architect or general contractor shall be conclusive.  Substantial completion shall have occurred notwithstanding Tenant’s submission of a punchlist to Landlord, which Tenant shall submit, if at all, within five(5) ~~three (3)~~ business days after the Term Commencement Date or otherwise in accordance with any improvement agreement appended to this Lease. Upon Landlord’s request, Tenant shall promptly execute and return to Landlord a “Start-up Letter” in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises or affect determination of the Term Commencement Date. Substantial completion is hereinafter defined as the work contemplated on Exhibit “C” and Exhibit “C-1” being completed less nominal cosmetic, deficiencies to the wall, floor and millwork surfaces and other missing or incomplete components of the improvements, which would not substantially interfere with Tenant’s conduct of its business.  Notwithstanding anything to the contrary contained in this Lease the Scheduled Term Commencement Date shall occur on December 1, 1998, regardless of when the Premises are tendered to Tenant, substantially completed, Tenant agrees to use commercially reasonable efforts to control its customers, visitors and invitees and otherwise to prevent any of them from causing damage to the Building, Premises or any person on or about the Premises. In the event that Tenant fails to use such commercially reasonable efforts to control the activities of Tenant’s customers, visitors and invitees and this failure is a cause of damage to the Building, Premises or any person lawfully on our about the Premises,  Tenant shall indemnify Landlord, pursuant to the provisions of Paragraph 8(c), for any damages caused by such customers, visitors and invitees.

3.             TERM

The term of this Lease (the “Term”) shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calender month following the Term Commencement Date.

4.             USE

A.            General. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information (“Permitted Use”) and for no other use or purpose. Tenant shall use commercially reasonable efforts to control Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) in such a manner that Tenant and Tenant’s Parties cumulatively do not exceed the occupant density (the “Occupancy Density”) or the parking density (the “Parking Density”) specified in the Basic Lease Information at any time.  Tenant shall pay the Parking Charge specified in the Basic Lease Information as Additional Rent (as hereinafter defined) hereunder.  So long as Tenant is occupying the Premises,  Tenant and Tenant’s Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time prescribe.  Landlord reserves the right, without notice or liability or cost to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, in a commercially reasonable manner, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time.  Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to avoid blocking occurs to the ATM and Night Drop.

B.            Limitations. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant’s or any Tenant’s Party’s use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or Project or elsewhere, or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant’s or occupant’s lease or other contract. Landlord shall use commercially reasonable efforts to enforce the rules and regulations in a non-discriminatory manner.

C.            Compliance with Regulations. By entering the Premises (when Landlord tenders the premises to Tenant, substantially completed). Tenant accepts the Premises in the condition existing as of the date of such entry.  Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, assements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant’s use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively “Regulations”).  Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner.  Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys’ fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

D.            Hazardous Materials. As used in this Lease, “Hazardous Materials” shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or other similar designations in any Regulation. Tenant shall not cause, or allow any of Tenant’s Parties to cause, any Hazardous Materials to be handled, used, generated, stored, released or disposed of in, on, under or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations. Tenant must obtain Landlord’s written consent prior to the introduction of any Hazardous Materials onto the Project. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for “general office purposes” (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment. Tenant shall immediately notify Landlord in writing of any Hazardous Materials’ contamination of any portion of the Project of which Tenant becomes aware, whether or not caused by Tenant. Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the costs of all such inspections, tests and investigations to be borne by Tenant.  Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys’ and consultants’ fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant’s Parties in, on, under or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease.  Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Paragraph 4.D. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

5.             RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as Exhibit D and any other rules and regulations and any modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant’s Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant’s or occupant’s lease or any Regulations. Landlord shall use commercially reasonable efforts to enforce the rules and regulations in a non-discriminatory manner.

6.             RENT

A.            Base Rent. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant’s execution of this Lease. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date.  The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable.  As used herein, the term “Base Rent” shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B.            Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant’s Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.C. and D., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent (“Additional Rent”). “Rent” shall mean Base Rent and Additional Rent.

7.             OPERATING EXPENSES

A.            Operating Expenses. In addition to the Base Rent required to be paid hereunder, beginning with the expiration of the Base Year specified in the Basic Lease Information (the “Base Year”), Tenant shall pay as Additional Rent, Tenant’s Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of increases in Operating Expenses (defined below) over the Operating Expenses incurred by Landlord during the Base Year (the “Base Year Operating Expenses”), in the manner set forth below.  Tenant shall pay the applicable Tenant’s Proportionate Share of each such Operating Expenses.  Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Premises, Building or Project or the configuration of any thereof, Landlord consistent with the provisions of the Basic Lease Information and in a commercially reasonable manner, may adjust Tenant’s Proportionate Share of the Building or Project to reflect the change ~~may at its discretion reasonably adjust Tenant’s Proportionate Share of the Building or Project to reflect the charge~~ Landlord’s determination of Tenant’s Proportionate share of the Building and of the Project shall be conclusive so long as it is reasonably and consistently applied.  “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair preservation, replacement and operation of the Building or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

(1)           Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees “in-lieu” of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy of the Premises. Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

(2)           Insurances.  All insurance premiums and costs, including, but not limited to, any deducible amounts, premiums and others costs of insurance incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A. herein.

(3)           Common Area Maintenance.

(a)           Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane, windows, elevators, restrooms, conference rooms, health club facilities, lobbies, mezzanines, balconies, mechanical rooms, building exteriors, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, loading areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord’s discretion (provided that any replacements shall be of at least the same or similar materials and quality of that which is being replaced), except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof; those items to the extend paid for by the proceeds of insurance; and those items attributable solely or jointly to specific tenants of the Building or Project.

(b)           Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Project or Building that in Landlord’s discretion will may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building or Project, or are required to comply with any Regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the publicly announced “prime rate” charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus four (4) percentage points, but in no event more than the maximum rate permitted by law, plus reasonable financing charges.

(c)           Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

(d)           All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits and management office rent.

(e)           The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project, including without limitation services and utilities provided pursuant to Paragraph 15 hereof.

(f)            Commercially reasonable legal expenses and the cost of audits by certified public accountants (except those charged to Landlord under Sub-Paragraph (E), below): provided, however, that legal expenses chargeable as

Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

(g)           A management and accounting cost recovery fee equal to five percent (5%) of the sum of the Building’s ~~Project’s~~ base rents and Operating Expenses (including Tenant’s Proportionate Share of the Project) to the extent not included in such base rents (other than such management and accounting fee).

If the rentable area of the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment may be made in Landlord’s discretion in computing the Operating Expenses for such year to that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that is no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

Operating Expenses shall not include the cost of providing tenant improvements or other specific costs incurred for the account of, separately billed to and paid by specific tenants of the Building or Project, the initial construction cost of the Building, or debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Paragraph 7.A.(3)(b) above.  Notwithstanding anything herein to the contrary, in any instance where Landlord, in Landlord’s sole discretion, deems Tenant to be responsible for any amounts greater than Tenant’s Proportionate Share, Landlord shall have the right to allocate such costs to Tenant. ~~in any manner Landlord deems appropriate~~.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same.  Without limiting the generally of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B.            Payment of Estimated Operating Expenses. “Estimated Operating Expenses” for any particular year shall mean Landlord’s estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided.  Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner.  During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuring fiscal year.  Tenant shall pay Tenant’s Proportionate Share of the difference between Estimated Operating Expenses and Base Year Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance.  Such payment shall be construed to be Additional Rent for all purposes hereunder.  If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%). Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant’s Proportionate Share of the revised difference between Estimated Operating Expenses and Base Year Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C.            Computation of Operating Expense Adjustment. “Operating Expense Adjustment” shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year, over Base Year Operating Expenses, determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant’s payment based upon Estimated Operating Expenses is less than Tenant’s Proportionate Share of actual increases in Operating Expenses over the Base Year Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant’s payments of Estimated Operating Expenses exceed Tenant’s Proportionate Share of actual increases in Operating Expenses over the Base Year Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Tenant’s obligation to pay increases in Operating Expenses over the Base Year Operating Expenses shall commence on January 1 of the year succeeding the Base Year. Should this Lease terminate at any time other than the last day of the fiscal year, Tenant’s Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Tenant shall in no event be entitled to any credit if Operating Expenses in any year are less than Base Year Operating Expenses. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord’s failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant’s Proportionate Share of increases in Operating Expenses.

D.            Gross Lease.  This shall be a gross Lease; however, it is intended that Base Rent shall be paid to Landlord absolutely net of all costs and expenses other than Operating Expenses each year equal to Tenant’s Proportionate Share of Base Year Operating Expenses, except as otherwise specifically provided to the contrary in this Lease.  The provisions for payment of increases in Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities, in excess of the Base Year Operating Expenses, now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

E.             Tenant Audit.  If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than sixty (60) ~~twenty (20)~~ days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord’s books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord’s reasonable right of approval.  The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit.  If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant’s Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant.  If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E within sixty (60) ~~twenty (20)~~ days after receipt of Landlord’s statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof.

8.             INSURANCE AND INDEMNIFICATION

A.            Landlord’s Insurance.  All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control.

(1)           Property Insurance. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain “All Risk” coverage, and may also obtain earthquake, pollution, and/or flood Insurance in amounts selected by Landlord.

(2)           Optional Insurance. Landlord, at Landlord’s option, may also (but shall have no obligation to) carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months. Landlord may also (but shall have no obligation to) carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

B.            Tenant’s Insurance.

(1)           Property Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an “All Risk” basis, insuring such property for the full replacement value of such property.

(2)           Liability Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability insurance coverage insuring all of Tenant’s indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000), and a minimum general aggregate limit of Three Million Dollars ($3,000,000), with an “Additional Insured –Managers or Lessors of Premises Endorsement.” All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be “primary” and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant’s Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an “occurrence” basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

(3)           Workers’ Compensation and Employers’ Liability Insurance. Tenant shall carry Workers’ Compensation Insurance as required by any Regulation, throughout the Term at Tenant’s sole cost and expense. Tenant shall also carry Employers’ Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, throughout the Term at Tenant’s sole cost and expense.

(4)           General Insurance Requirements. All coverages described in this Paragraph 8.B. shall be endorsed to (i) provide Landlord with thirty (30) days’ notice of cancellation or change in terms; and (ii) walve all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant’s use of the Premises should change with or without Landlord’s consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A X or better in “Best’s Insurance Guide” and authorized to do business in the State of California. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant’s insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policy or certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

C.            Indemnification. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, Building or Project by Tenant or Tenant’s Parties, or from activities or failures to act of Tenant or Tenant’s Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request or for the account of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant’s Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the active ~~gross~~ negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises, Building or Project by or from any cause whatsoever (other than Landlord’s active ~~gross~~ negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

9.             WAIVER OF SUBROGATION

                To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance maintained or required to be maintained pursuant to this Lease to the extent of proceeds recovered therefrom, or proceeds which would have been recoverable therefrom in the case of the failure of any party to maintain any insurance coverage required to be maintained by such party pursuant to this Lease. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered or would be covered, and only to the extent of such coverage, by insurance actually carried or required to be maintained pursuant to this Lease by either Landlord or Tenant. This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord upon such subtenant taking possession of the Premises or a portion thereof. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

10.          LANDLORD’S REPAIRS AND MAINTENANCE

Landlord shall at Landlord’s expense maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term “exterior walls” as used herein shall not include windows, but not glass or interior plate glass, doors (the existing Tenant lobby doors- “Herculites” and surrounding interior plate glass are Tenant’s responsibility) special store fronts or office entries. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant’s Parties may be repaired by Landlord at Landlord’s option and Tenant’s expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24. By taking possession of the Premises, Tenant accepts them “as is,” as being in good order, condition and repair and the condition  (subject to Tenant’s submission of a punchlist) in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant’s intended operations in the Premises, whether or not any notice of acceptance is given.

11.          TENANT’S REPAIRS AND MAINTENANCE

Tenant shall at all times during the Term at Tenant’s expense maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as determined by Landlord, with materials and workmanship of the same character, kind and quality as the original. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant’s Parties.

12.          ALTERATIONS

A.            Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or attached partitions (excluding non-electrified movable portions), including without limitation the attachment of any fixtures or equipment, in, about or to the Premises (“Alterations”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are in Landlord’s opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act); and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall at Tenant’s sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations under this Paragraph 12, nor constitute any warranty or representation that the same complies with all applicable Regulations, for which Tenant shall at all times be solely responsible. Tenant shall reimburse Landlord for all commercially reasonable) costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, and shall pay Landlord an administration fee ~~of~~ not to exceed fifteen percent (15%) of the cost of the Alterations as Additional Rent hereunder. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense. In addition to and wholly apart from Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant’s interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

~~Notwithstanding the foregoing, at Landlord’s option (but without obligation), all or any portion of the Alterations shall be performed by Landlord for Tenant’s account and Tenant shall pay Landlord’s estimate of the cost thereof (including a reasonable charge for Landlord’s overhead and profit) prior to commencement of the work~~. In addition, at Landlord’s election and notwithstanding the foregoing, however, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition such cost to include a reasonable charge for Landlord’s overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other terms or amounts hold by Landlord under this Lease.

B.            In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

13.          SIGNS

Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area without Landlord’s prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant’s name shall be included in any Building-standard door and directory signage, if any, in accordance with Landlord’s Building signage program, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal. Notwithstanding the foregoing, Tenant shall be allowed to cost signs or notices on the lobby doors. ATM or night drop of the Premises if required by governmental banking regulatory authorities.

14.          INSPECTION/POSTING NOTICES

After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord’s agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any commercially reasonable entry pursuant to this Paragraph ~~thereby~~. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vnults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

15.          SERVICES AND UTILITIES

A.            Provided Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building. Landlord shall furnish to the Premises during ordinary business hours of generally recognized business days, to be determined by Landlord as 8:30 AM to 5:30 PM, Monday through Friday (exclusive, in any event, of Saturdays, Sundays and legal holidays), water for lavatory and drinking purposes and electricity, heat and air conditioning as usually furnished or supplied for use of the Premises for reasonable and normal office use as of the date Tenant takes possession of the Premises as determined by Landlord (but not including above-standard or continuous cooling for excessive heat-generating machines, excess lighting or equipment), janitorial services during the times and in the manner that such services are, in Landlord’s judgment, customarily furnished in comparable office buildings in the immediate market area, and elevator service, which shall mean service either by nonattended automatic elevators or elevators with attendants, or both at the option of Landlord. Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, as being sufficient for use of the Premises for reasonable and normal office use in their present condition, “as is,” and suitable for the Permitted Use, and for Tenant’s intended operations in the Premises. Landlord shall have no obligation to provide additional or after-hours electricity, heating or air conditioning, but if Landlord elects to provide such services at Tenant’s request, Tenant shall pay to Landlord, sixty dollars ($60) per hour with a two (2) hour minimum charge per each activation, subject to adjustment at Landlord’s sole discretion. Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun’s position, and Tenant also agrees at all times to cooperate fully with Landlord and in abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of electrical, heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

B.            Tenant shall not without written consent of Landlord use any apparatus, equipment or device in the Premises, including without limitation, computers, electronic data processing machines, copying machines, and other machines, using excess lighting or using electric current, water, or any other resource in excess of or which will in any way increase the amount of electricity, water, or any other resource being furnished or supplied for the use of the Premises for reasonable and normal office use, in each case as of the date Tenant takes possession of the Premises as determined by Landlord, or which will require additions or alterations to or interfere with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. If Tenant shall require water or electric current or any other resource in excess of that being furnished or supplied for the use of the Premises as of the date Tenant takes possession of the Premises as determined by Landlord, Tenant shall first procure the written consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord as an addition to and separate from payment of Operating Expenses the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource so consumed. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord or because of any interruption of service due to Tenant’s use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project, whether by Regulation or otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building, whether by Regulation or otherwise; not shall any such occurrence constitute an actual or constructive eviction of Tenant.  Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning.  Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption.  The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.  In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time however, any such change shall not disrupt Tenant’s ability to conduct its business provided that if such a disruption is unavoidable, Landlord shall take commercially reasonable steps to mitigate the impact of the discruption.  Tenant shall have no right to contract with or otherwise obtain any electrical or other such service for or with respect to the Premises or Tenant’s operations therein from any supplier or provider of any such service.  Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord’s suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

C.            Tenant shall pay, upon demand, for all utilities furnished to the Premises, or if not separately billed to or metered to Tenant, Tenant’s Proportionate Share of all charges jointly serving the Project in accordance with Paragraph 7.  All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder.

16.          SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of affecting a subordination, the Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord’s interest or estate in any of said items which is specified as security.  Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease.  If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease.  Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary, at Tenant’s expense, subject to such other terms and conditions as the ground landlord, mortgagee or beneficiary may require.

17.          FINANCIAL STATEMENTS

At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant’s and any guarantor’s most recent quarterly ~~current~~ financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project.

18.          ESTOPPEL CERTIFICATE

Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein.  Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception.  Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may execute and deliver such certificate on Tenant’s behalf and that such certificate shall be binding on Tenant.  Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein.  The parties agree that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of the Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

19.          SECURITY DEPOSIT

Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease Information (the “Security Deposit”), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant’s covenants and obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant’s default.  Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant’s obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant’s Parties and to clean the Premises.  Landlord may use and commingle the Security Deposit with other funds of Landlord.  Landlord shall return any unused portions of the Security Deposit to Tenant within one (1) year of the expiration of the Lease Term.

20.          LIMITATION OF TENANT’S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord’s interest in the Building ~~Project~~ for the recovery of any amount from Landlord, and shall not look to other assets of Landlord not seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders.  Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project.  Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in Paragraph 23.B. below, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof.

21.          ASSIGNMENT AND SUBLETTING

A.            (1)           General.  This Lease has been negotiated to be and is granted as an accommodation to Tenant.  Accordingly, this Lease is personal to Tenant, and Tenant’s rights granted hereunder do not include the right to assign this Lease or sublease the Premises, or to receive any excess, either in installments or lump sum, over the Rent which is expressly reserved by Landlord as hereinafter provided, except as otherwise expressly hereinafter provided.  Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord’s prior written consent except as provided herein.  If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the “Transfer Notice”) at least sixty (60) days prior to the anticipated effective date of the proposed assignment of sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord’s decision criteria specified hereinafter.  Landlord shall then have a period of thirty (30) days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (i) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (ii) to consent to the proposed assignment or sublease, subject, however, to Landlord’s prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease.  If Landlord should fall to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required.  If Landlord does not exercise option (i) above, Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld.  Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies.

(2)           Conditions of Landlord’s Consent.  Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord’s consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would increase the Occupancy Density or Parking Density of the Building or Project, or would otherwise result in an undesirable tenant mix for the Project as determined by Landlord; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord’s sole discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Project; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent.  Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease.  Upon a termination under Paragraph 21.A.(1)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant.  At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies.  Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination.  In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord’s standard fee for approving such requests, as well as all costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys’ fees.

B.            Bonus Rent.  Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission incurred by Tenant, shall be divided and paid, ten percent (10%) to Tenant, ninety percent (90%) to Landlord.  In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

C.            Corporation.  If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease.

D.            Unincorporated Entity.  If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E.             Liability.  No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant.  Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease.  Any assignment or subletting which conflicts with the provisions hereof shall be void.

F.            Permitted Transfers. Tenant shall have the right to assign its interest in this Lease or to sublet all or any portion of the Premises, in each case without Landlord’s prior consent, to (i) any affiliate; or (ii) any entity which acquires all, or substantially all, of Tenant’s assets or outstanding shares of stock; provided that any such transaction is a legitimate business transaction and not a subterfuge to avoid the prohibitions on subletting and assignment contained herein.

22.          AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do.  Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant’s obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

23.          condemnation

A.            Condemnation Resulting in Termination.  If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option.  If any material portion of the Building or Project is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option.  In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B.            Condemnation Not Resulting in Termination.  If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority.  Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive this portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises.

C.            Award.  Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease.  Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant’s personal property and moving costs, shall be and remain the property of Tenant.

D.            Waiver of CCP§1265.130.  Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

24.          CASUALTY DAMAGE

A.            General.  If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, “Casualty”).  Tenant shall give immediate written notice thereof to Landlord.  Within thirty (30) days after Landlord’s receipt of such notice, Landlord shall notify Tenant whether in Landlord’s estimation material restoration of the Premises can reasonably be made within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration.  Landlord’s determination shall be binding on Tenant.

B.            Within 180 Days.  If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord’s structural engineer’s written estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate.  Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed on or about the Premises by Tenant.  If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only ~~to the extent of rental abatement insurance proceeds received by Landlord~~ during the time and to the extent the Premises are unfit for occupancy.

C.            Greater than 180 Days. If the Premises or Building should be damaged by Casualty to such extent that material restoration cannot in Landlord’s structural engineer’s written estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, and such damage materially and adversely interferes with the conduct of Tenant’s business in the Premises, then either Party shall have the right to cancel this Lease by giving the other party written notice within [ten (10)] days from the date of Landlord’s notice that material restoration cannot in Landlord’s estimation be reasonably completed within such one hundred eighty (180) day period.  Said cancellation shall be effective [thirty (30)] days from the first day that either party gives its notice to cancel.  If neither party elects to so cancel this Lease,  Landlord shall proceed to rebuild and repair the Premises diligently and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises by Tenant.  If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which the are untenantable shall be abated proportionately, but only during the time and to the extent the Premises are unfit for occupancy. ~~If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repair [ILLEGIBLE] in Landlord’s estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, then Landlord shall have the option of either (1) terminating this Lease effective upon the date of the occurence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) [ILLEGIBLE] to rebuild or repair the Premises diligently and in the manner determined by Landlord.  Landlord shall notify Tenant of its election within thirty (30) days after Landlord’s receipt of notice of the damage or destruction.~~  Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises by Tenant.  If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only ~~to the extent of rental abatement insurance proceeds received by Landlord~~ during the time and to the extent the Premises are unfit for occupancy.

D.            Tenant’s Fault.  Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant’s Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

E.             Insurance Proceeds.  Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

F.             Waiver.  This Paragraph 24 shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building.  As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections

1932, 1993(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord’s obligation for tenantability of the Premises and Tenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

G.            Tenant’s Personal Property.  In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant’s personal property.

25.          HOLDING OVER

Unless Landlord expressly consents in writing to Tenant’s holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord’s written consent.  If Tenant shall retain possession of the Premises or any portion thereof without Landlord’s consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention triple the amount of daily rental as of the last month prior to the date of expiration or earlier termination.  Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys’ fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay.  Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord’s right of reentry or any other right.  Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply.  The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

26.          DEFAULT

A.            Events of Default.  The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(1)           Abandonment.  Abandonment ~~or [ILLEGIBLE]~~ of the Premises for a continuous period in excess of five (5) days.  Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

(2)           Nonpayment of Rent.  Failure to pay any installment of Rent or any other amount due and payable hereunder within five (5) days after ~~upon~~ the date when said payment is due, as to which time is of the essence.

(3)           Other Obligations.  Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for fifteen (15) days after written notice of such failure, or longer period of time if the nature of said failure would reasonable take a longer period of time to cure, provided Tenant is acting to cure said failure in a diligent “good-faith” manner, as to which time is of the essence.

(4)           General Assignment.  A general assignment by Tenant for the benefit of creditors.

(5)           Bankruptcy.  The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days.  If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provided to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

(6)           Receivership.  The employment of a receiver to take possession of substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such appointment remains undismissed or undischarged for a period of fifteen (15) days after the order thereof.

(7)           Attachment.  The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy therefor.

(8)           Insolvency.  The admission by Tenant in writing of its inability to pay its debts as they become due.

B.            Remedies Upon Default.

(1)           Termination.  In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant’s right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord.  At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord’s consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant’s default or of such termination.  Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant.  The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

(2)           Continuation After Default.  Event though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under Paragraph 26.B.(1) hereof, and Landlord may enforce all of Landlord’s rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord’s interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant’s right to possession.

(3)           Increased Security Deposit.  If Tenant is in default under Paragraph 26.A.(2) hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three times in any twelve (12) month period, Landlord may require that Tenant Increase the Security Deposit to the amount of three times the current month’s Rent at the time of the most recent default.

C.            Damages After Default.  Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections.  Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom.  The “worth at the time of award” as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below).  The “worth at the time of award” as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

D.            Late Charge.  In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord within five (5) days after ~~on or before~~ the first day of each calendar month, an amount equal to ten percent (10%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord’s damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof.  Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E.             Interest.  Interest shall accrue on all sums not paid when due hereunder at the lesser of eighteen percent (18%) per annum or the maximum interest rate allowed by law (“Applicable Interest Rate”) from the due date until paid.

F.             Remedies Cumulative.  All right, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

27.          LIENS

Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project.  If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien.  All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent.  Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics’ or materialmen’s liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, If Landlord shall so determine,  Landlord may enter the Premises.  Tenant shall not remove any such notice posted by Landlord without Landlord’s consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics’ or materialmen’s liens.

28.          SUBSTITUTION

A.            At any time after execution of this Lease, Landlord may substitute for the Premises other ground level premises in the Building ~~Project~~ or owned by Landlord in the vicinity of the Project (the “New Premises”) upon no less than sixty (60) days prior written notice, in which event the New Premises shall be deemed to be the Premises for all purposes hereunder and this Lease shall be deemed modified accordingly to reflect the new location and shall remain in full force and effect as so modified, provided that:

(1)           The New Premises shall be similar in area and in function for Tenant’s purposes; and

(2)           If Tenant is occupying the Premises at the time of such substitution, Landlord shall pay the expense of physically moving Tenant, Tenant’s property and equipment to the New Premises and shall, at Landlord’s sole cost, improve the New Premises with Improvements substantially similar to those the Landlord has committed to provide or has provided in the Premises.

29.          TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord’s successor-in-interest.  In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of “Landlord” to be performed after the passing of title to Landlord’s successor-in-interest.  This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchase or assignee.  Landlord’s successor(s)-in-interest shall not have liability to Tenant with respect to damages arising from the failure to perform any of the obligations of “Landlord” to the extent required to be performed prior to the date such successor(s)-in-interest become the owner of the Building.  The initial Landlord signing this Lease, shall at the time of Scheduled Term Expiration Date, be personalty liable for the any unused Security Deposit, whether or not the Security Deposit transferred to the new landlord.

30.          RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent.  If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant’s part to be performed hereunder, including Tenant’s obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant’s part.  In the case of an emergency, no prior notification by Landlord shall be required.  Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations.  All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

31.          WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease.  The acceptance of Rent by Landlord shall not consitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent.  Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant.  Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

32.          NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A.            Rent.  All Rent other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord’s Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B.            Other.  All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time disgnate by at least fifteen (15) days notice to the notifying party.  Notices shall be deemed served upon receipt or refusal to accept delivery.  Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the Branch Manager or Customer Service Manager of ~~person in charge of or apparently in charge of occupying~~ the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

C.            Required Notices.  Tenant shall immediately notify Landlord in writing of any notice of a violation or a portential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project.

33.          ATTORNEYS’ FEES

In the event of a default not timely cured, then if ~~If~~ Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord’s reasonable attorneys’ fees and court costs, whether incurred without trial, at trial, appeal or review.  In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be a part of the judgment in said action.

34.          successors and assigns

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant’s assigns.

35.          FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rent, however, is not excused by this Paragraph 35.

36.          SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally look possession thereof, including, but not limited to, all interior walls cleaned, all interior painted surfaces repainted in the original color, all holes in walls repaired, all carpets shampooed and cleaned, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project.  At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph.  If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply.  All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term.  Tenant shall ~~give written notice to Landlord at least thirty (30) days prior to vacating the Premises and~~ shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant.  In the event of Tenant’s failure to give such notice or participate in such joint inspection.  Landlord’s inspection at or after Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.  Any delay caused by Tenant’s failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

37.          PARKING

So long as Tenant is occupying the Premises, Tenant and Tenant’s Parties shall have the right to use up to the number of parking spaces, if any, specified in the Basic Lease Information on a unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles, in the parking areas in the Project designated from time to time by Landlord for use in common by tenants of the Building.

Tenant may request additional parking spaces from time to time and if Landlord in its sole discretion agrees to make such additional spaces available for use by Tenant, such spaces shall be provided on a month-to-month unreserved and nonexclusive basis (unless otherwise agreed in writing by Landlord), and subject to such parking charges as Landlord shall determine, and shall otherwise be subject to such terms and conditions as Landlord may require.

Tenant shall at all times comply and shall cause all Tenant’s Parties and visitors to comply with all Regulations and any rules and regulations established from time to time by Landlord relating to parking at the Project, including any keycard, sticker or other identification or entrance system, and hours of operation, as applicable.

Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project, nor for any personal injuries or death arising out of the use of parking areas in the Project by Tenant or any Tenant’s Parties.  Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor.  In all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties took first to their respective insurance carriers for payment of any losses sustained in connection with any use of the parking areas.

Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces.  Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.  Landlord also reserves the right to alter, modify, relocate or close all or any portion of the parking areas in order to make repairs or perform maintenance service, or to restripe or renovate the parking areas, or if required by casualty, condemnation, act of God. Regulations or for any other reason deemed reasonable by Landlord.

Tenant shall pay to Landlord (or Landlord’s parking contractor, if so directed in writing by Landlord), as Additional Rent hereunder, the monthly charges established from time to time by Landlord for parking in such parking areas (which shall initially be the charge specified in the Basic Lease information, as applicable).  Such parking charges shall be payable in advance with Tenant’s payment of Basic Rent. No deductions from the monthly parking charge shall be made for days on which the Tenant does not use any of the parking spaces entitled to be used by Tenant. Notwithstanding the foregoing, Landlord shall not move the two (2) reserved customer parking stalls as mentioned in the Basic Lease Information (unless Landlord is required to by direction of a governmental authority having jurisdiction over sold matters) unless Landlord moves the location of the Premises. In which case Landlord will provide customer success providing similar access.

38.          MISCELLANEOUS

A.            General.  The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns according to the context hereof.

B.            Time. Time is of the essence regarding this Lease and all of its provisions.

C.            Choice of Law.  This Lease shall in all respects be governed by the laws of the State of California.

D.            Entire Agreement.  This Lease, together with its Exhibits, addends and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations.  There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E.             Modification.  This Lease may not be modified except by a written instrument signed by the parties hereto.  Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply.  Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant’s obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant’s Proportionate Share of the Building and of the Project.

F.             Severability.  If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G.            Recordation.  Tenant shall not record this Lease or a short form memorandum hereof.

H.            Examination of Lease.  Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I.              Accord and Satisfaction.  No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies.  All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J.             Easements.  Landlord may grant easements on the Project and dedicate for public are portions of the Project without Tenant’s consent; provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises.  Upon Landlords’ request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plans necessary to effectuate Tenant’s covenants hereunder.

K.            Drafting and Determination Presumption.  The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except or otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord’s consent, determination or estimation shall be given or made solely by Landlord in Landlord’s good faith opinion, whether or not objectively reasonable.  If Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.

L.            Exhibits.   The Basic Lease Information, and the Exhibits, addends and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M.           No Light, Air or View Easement.   Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N.            No Third Party Benefit.   This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O.            Quiet Enjoyment.    Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interferance or disturbances.

P.            Counterparts.   This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q.            Multiple Parties.   If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R.            Prorations.   Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term “fiscal year” shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

39.          ADDITIONAL PROVISIONS

A.            Option to Renew.   Landlord hereby grants the Tenant the Option to Renew the Initial Term of the Lease for one (1) additional five (5) year period upon and subject to the Terms and Conditions set forth herein (the “Option Term”).  The Option shall be exercised, if at all, by written notice, delivered to Landlord no earlier than nine (9) months nor later than six (6) months prior to the expiration date of the Option Term.  In the event Tenant exercises the Option, each of the Terms, covenants, and conditions of the Lease shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the expiration date of the Initial Term except that the monthly Rent to be paid during the Option Term shall be equal to Landlord’s published rates (for space located on the ground floor of the Building), but in no event shall the monthly rental payable during the Option Term be less than the monthly Rent payable to Landlord during the last full calendar month of the initial Term.  Anything contained herein to the contrary notwithstanding, if Tenant is in material default under any of the Terms, covenants, or conditions of this Lease, either at the time Tenant exercised the Option or any time thereafter prior to the commencement date of the Option Term, and such default is not cured within the applicable cure period, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in the Lease, the right to Terminate the Option already exercised by Tenant upon notice to Tenant, in which event the expiration of this lease shall be and remain the expiration date of the initial Term period.  This Option is personal to the original Tenant executing the Lease and may not be assigned or exercised after any assignment or sublease of any portion of the Premises (other than to an affiliate to Tenant as permitted under Paragraph 21 of this Lease).

B.            Automated Teller Machine and Night Drop:   Landlord shall grant Tenant the right to place an automated Teller Machine and Night Drop on the Premises subject to a mutually acceptable location.  All costs associated with the installation, maintenance and ultimate removal of said machine and Night Drop shall be at Tenant’s sole cost and expense.  Landlord shall use commercially reasonable efforts to avoid blocking access to the ATM and Night Drop.

C.            Building Eyebrow Signage Right: Landlord shall grant the original Tenant signing this Lease, the right to display “eyebrow” signage (the “Building Signage Right”), as described below, on the third level of the exterior concrete portion of the Building, facing southerly (toward the baseball stadium), at the proposed location indicated on the Sign Plan attached hereto as Exhibit F, subject to the following conditions:

(1)   The Building Signage Right is personal to Tenant, and is for the sole purpose of displaying Tenant’s name, “Bank of Commerce” and no other.

(2)   Tenant shall submit plans and drawings for signage to Landlord and to the City of Anaheim and shall obtain written approval from both prior to installation; should the City of Anaheim decline to approve such request for signage, Landlord shall have no further obligation with respect to the Building Signage Right and this Lease shall remain fully enforceable.

(3)   Tenant signage shall remain in the same location and in the same configuration throughout the Term of the Lease hereof.

(4)   Tenant’s Building Signage Right, granted herein, shall be deemed revoked and terminated upon occurrence of any of the following events:

(a)   Tenant shall be in default, as defined in Article 26, and shall not have cured said default for a period of sixty (60) days or longer period of time if the nature of said failure would reasonably take a longer period of time to cure, provided Tenant is acting to cure said failure in a diligent “good-faith” manner.

(b)   Tenant shall assign this Lease except for an assignment governed by Article 9 hereof.

(c)   This Lease shall terminate or otherwise no longer be in effect herein.

(5)   Upon expiration or earlier termination of this Lease or at such other time as Tenant’s Building Signage Right is terminated herein, Landlord shall cause Tenant’s signage to be removed from the Building and Landlord shall repair and restore to the condition in which it existed prior to the installation of Tenant’s signage (less reasonable wear and tear), all at the sole cost and expense of tenant.  Tenant shall pay all costs and expenses, for such removal and restoration, which shall include if necessary replacement of the concrets (due to damage and or fading) or glass panels on which sign was attached, within thirty (30) days of invoice.

(6)   Throughout the Term of this Lease while this Paragraph 39C is in effect, Tenant shall maintain its signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, replacement of damaged letters or damaged Building panels, lights (if illuminated), cleaning at reasonable intervals, etc. If Tenant’s signage is to be illuminated, Tenant shall pay for the costs of installing electrical power to Tenant’s signage and such electrical power shall be separately metered and billed to Tenant.  Tenant shall make all repairs and maintenance at its sole cost and expense to assure that the signage is properly illuminated, without “gapping” at all times.

(7)   This Building Signage Right shall not preclude Landlord from placing other signage on the Building, at Landlord’s sole discretion.

40.          JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW.  EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 40.  THE PROVISIONS OF THE PARAGRAPH 40 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have executed this Lease of the day and the year first above written.

LANDLORD			TENANT

Spicker Properties, L.P.,			Bank of Commerce
a California limited partnership			a California corporation

By:	Spicker Properties, Inc.,
a Maryland corporation,
its general partners

	By:	/s/ Alan Dibartolomeo	By:	/s/ Ernest Gwin
		Alan Dibartolomeo		Ernest Gwin
		Vice President		Senior Vice President, Regional Manager

	By:	/s/ John Davenport	By:	/s/ Gary Cristofani
		John Davenport		Gary Cristofani
		Regional Senior Vice President		Executive Vice President

Date:	11/24/98		Date:	11/18/98

EXHIBIT “A”

SITE PLAN/PROPERTY DESCRIPTION

STADIUM TOWERS PLAZA

2400 E. Katella Avenue, Anaheim, CA

Site Plan of the Project (Building is outlined in blue ink; Project is outlined in green ink)

KATELLA AVENUE
PHASE I
OFFICE TOWER I
ORANGE
FREEWAY
N

This site plan is intended only to show the General layout of the property or a part thereof.  Landlord reserves the right to alter, add to or omit in whole or in part any structures, and/or improvements, and/or common areas and/or land area shown on this plan.  All measurements and distances are approximate.  This plan is not to be scaled.

EXHIBIT “B”

OUTLINE OF PREMISES

Exhibit “B” is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease.  If does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  This plan is not to be scaled.

Not to Scale

EXHIBIT “C”

TENANT IMPROVEMENTS AND SPECIFICATIONS

1.            In consideration of the mutual covenants contained in the Lease of which this Exhibit C is a part. Landlord agree to perform the following Initial tenant improvement work in the Premises (“Tenant Improvements”)

Demo:	Existing electrical room walls (2): a portion of division wall on southeast side of Premises. Relocate existing millwork in kitchen (See millwork below).
Carpet:	A portion of existing kitchen will be recarpeted, where existing walls are removed New carpet shall be installed.
VCT:	Existing VCT will be replaced new VCT.
Lighting:	Each office shall have two (2) light fixtures. Other light fixtures shall be relocated per Exhibit C1.
Electrical:

Two (2) electrical duplex (non-dedicated), one (1) phone outlet and one (1) light switch in each new enclosed area. Landlord to provide 110 volt power to the ATM/Night Drop room Tenant to connect the power to the machines).

Sidelights:	One (1), 24” wide sidelight approximately 8’10” high in each new office; conference room will have 6’ wide sidelight.
Sprinklers:	Change as required.
Ceiling:	No changes to existing required.
HVAC:	New enclosed areas shall each have one supply and one return vent
Millwork:	Customer transaction counter to accommodate four customers (approximately 16 lincal feet); one customer service transaction counter (approximately 4 lincal feet); relocate existing kitchen millwork.
Plumbing:	Connect sink to relocated millwork.
Divisional Walls:	Full height (to celling T-bar) walls: Conference room, work room, safe room, four new offices; storage room; ATM and night deposit room.
Low walls (48”) with drywall caps: New accounts; customer service; administration.
Paint:	New offices to be painted with Building Standard, Dunn-Edward’s Powder Plume.
Doors:	Each new office shall have a door; customer service shall have a low gate; new accounts shall have gate.
ATM/Night Drop/Safe:

Automated Teller Machine, Night Drop and safe shall be provided and installed by Tenant, at Tenant’s sole cost and expense. The ATM and Night Drop shall be installed on south side of Building near rear entrance. The safe shall be installed inside the Premises.

Glass & Glazing:

Tenant, at Tenant’s sole cost and expense, with Landlord’s prior written approval, shall remove the existing exterior glass in the areas where Tenant is to install the ATM and Night Drop for storage by Landlord.  Tenant shall then install new glass to fit the ATM and Night Drop.  At the end of the lease Term, Tenant, at Tenant’s sole cost and expense shall remove the ATM and Night Drop, repair any damage and reinstall the original glass.

Landlord shall cause to have prepared a space plan and/or construction drawings substantially incorporating the above scope of tenant improvement work, which shall be attached hereto as Exhibit “C-1” and made a part hereof.

2.             Notwithstanding the foregoing, Landlord agrees to provide Tenant with Tenant improvements pursuant to a mutually agreed upon space plan which is attached hereto as Exhibit C1, subject to Landlord’s approval of the costs. In the event of any conflicts or inconsistencies, Exhibit C1 shall prevail.  Landlord’s total contribution towards cost (the “Tenant Improvement Allowance”) shall not exceed sixty thousand, eight hundred seventy dollars ($60,870). The Tenant Improvement Allowance shall include costs associated with construction, including but not limited to space planning, working drawing, engineering, permits, contractor profit, overhead and Landlord administration fee. Tenant shall pay, procure and install at its sole cost and expense, the ATM, night drop, safe and any voice and data cabling. If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay Landlord such excess cost within three (3) business days after Landlord’s notice to Tenant of such excess cost. All work is to be performed using Landlord’s Building Standard materials and in the Building Standard manner.  As used herein, “Building Standard.” shall mean the standards for a particular item selected from time to time by Landlord for the Building or such other standards as may be mutually agreed upon between Landlord and Tenant in writing.

3.             Without limiting the “as-is” provisions of the Lease, Tenant accepts the Premises in its “as-is” condition and acknowledges that Landlord has no obligation to make any changes or improvements to the Premises or to pay any costs expanded or to be expanded in connection with any such changes or improvements, other than the Tenant Improvements specified in Paragraph 1 of this Exhibit C.

4.             Tenant shall not perform any work in the Premises (including, without limitation, cabling, wiring, Fixturization, painting, carpeting, replacement or repairs) except in accordance with Paragraphs 12 and 27 of the Lease.

EXHIBIT “C-1”

SPACE PLAN

Attached hereto and made a part hereof.

EXHIBIT “D”

BUILDING/PROJECT RULES AND REGULATIONS

1.             Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenant’s or used by them for any purpose other than for ingress to and egress from their respective premises.  The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenant’s, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant’s business unless such persons are engaged in illegal activities.  No Tenant, and no employees or invitees of any Tenant, shall go upon the roof of the Building, except as authorized by Landlord.

2.             No sign, placard, picture, name, advertisement or notice, visible from the exterior of lease premises shall be inscribed, painted, affixed, installed or otherwise displayed by any Tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to an at the expense of the Tenant.  If Landlord shall have given such consent to any Tenant at any time, whether before or after the execution of the lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord.

3.             The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenant’s, and Landlord reserves the right to exclude any other names therefrom.

4.             No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any premises without the prior written consent of Landlord.  In any event with the prior written consent of the Landlord, all such items shall be installed inboard of Landlord’s standard window covering and shall in now way be visible from the exterior of the building. No articles shall be placed or kept on the window stills so as to be visible from the exterior of the Building.  No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant's Premises.

5.             Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Saturdays, Sundays and holidays all persons who are not Tenant’s or their accompanied guests in the Building.  Each Tenant shall be responsible for all persons for whom it allows to enter the building and shall be liable to Landlord for all acts of such persons.  Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.  During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building and property in the Building.

6.             No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning Premises unless otherwise agreed to by Landlord in writing.  Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same.  No Tenant shall cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness of the Premises.  Landlord shall in no way be responsible for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person.

7.             No Tenant shall obtain for use upon its premises ice, drinking water, food, beverage, towel or other similar service except through facilities provided by Landlord (and maintained by Tenant) and under regulations fixed by Landlord, or accept barbering or bootblacking services in its Premises except from persons authorized by Landlord.

8.             Each Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant of its employees leave such Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste of damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other Tenant’s or occupants of the Building or Landlord.  On multiple-tenancy floors, all Tenant’s shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9.             As more specifically provided in the Tenant’s Lease of the Premises,. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant’s use.

10.           No Tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its Premises without the prior written consent of Landlord.  If Landlord shall give its consent, the Tenant shall in each case furnish Landlord with a key for any such lock.

11.           No Tenant shall make or have made additional copies of any keys or access devices provided by Landlord.  Each Tenant, upon termination of the Tenancy, shall deliver to Landlord all the keys of access devices for the Building, offices, rooms and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have had made.  In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

12.           The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

13.           No Tenant shall use of keep in its Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment.  No Tenant shall use any method of heating or air conditioning other than that supplied by Landlord.

14.           No Tenant shall use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance, or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interface in any way with other Tenant’s, or those having business therein, nor shall any animals or birds be brought or kept in or about any premises of the Building.

15.           No cooking shall be done or permitted by any Tenant on its Premises (except that use by the Tenant of Underwriters’ Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenant and their employees shall be permitted, provided that such equipment and use is in accordance with all applicable Federal, state and city laws, codes, ordinances, rules and regulations), nor shall Premises be used for lodging.

16.           Except with the prior written consent of Landlord, no Tenant shall sell, or permit the sale, at retail, or newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service of accommodation of occupants of any other portion of the Building, nor shall the premises of any Tenant be used for any improper, immoral or objectionable purpose or any business or activity other that that specifically provided for in such Tenant’s lease.

17.           If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

18.           Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord.  The location of burglar alarms, telephones, call boxes an other office equipment affixed to all premises shall be subject to the written approval of Landlord.

19.           No Tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building, Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20.           No Tenant shall lay linoleum, life, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord.  The expenses of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Tenant by whom, or by whose contractor employee or invitees, the damage shall have been caused.

21.           No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down in the elevators except between such hours and in such elevators as shall be designated by Landlord.

~~Landlord shall have the right to proscribe the weights, size and position of all sofas, furniture or other heavy equipment brought into the Building. Safes or other heavy object shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be  necessary to properly distribute the weight thereof,~~  Landlord will not be responsible for loss of or damage to any such safe, equipment of property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any Tenant’s in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.  The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

22.           No Tenant shall place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  No Tenant shall mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such Premises or any part thereof.

23.           No Tenant shall install, maintain or operate upon the Promises any vending machine without the written consent of Landlord.

24.           There shall not be used in any space, or in the public areas of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.  No other vehicles of any kind shall be brought by any Tenant into or kept in or about the Premises.

25.           Each Tenant shall store all its trash and garbage within the interior of its Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that if may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purpose and at such times as Landlord shall designate.

26.           Canvassing, soliciting, distribution of handbills or any other written material, and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same.  No Tenant shall make room-to-room solicitation of business from other Tenant’s in the building.

27.           Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and address of the Building.

28.           Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Building.

29.           Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

30.           Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

31.           Tenant assumes any and all responsibility for protecting its Premises from the fire, robbery and pilferage, which includes keeping doors locked and other mean of entry to the Premises closed.

32.           The requirements of Tenant’s will be attended to only upon application at the office of the Building Manager by an authorized individual.  Employee of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

33.           Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenant’s, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenant’s, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenant’s of the Building.

34.           Landlord reserves the right to make other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein.  Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.  Landlord shall use commercially reasonable efforts to enforce the rules and regulations in a non-discriminatory manner.

35.           Landlord reserves the right to designate the use of the parking spaces on the Premises.

36.           Tenant shall use carpet protectors under all desk chairs.

37.           Tenant or Tenant’s guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car.  Vehicles in violation of the above shall be subject to tow-away, at vehicle owner’s expense.

38.           Vehicles parked on Premises overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner’s expense.

39.           Tenant shall be responsible for the observance of all of the forgoing Rules and Regulations by Tenant’s employees, agents, clients, customer invitees and guests.

40.           These Rules and Regulations are in addition to, and shall not be constructed to in any way modify, alter or amend, in whole or in part, the terms and covenants, agreements and conditions of any lease of Premises in the Building.  The word “Building” as used herein means the 2400 E. Katella building of which the Premises are part.

EXHIBIT “E”

PARKING RULES AND REGULATIONS

1.             Landlord may install parking controls and charge market rates for parking, at Landlord’s sole option.  All of the payments and charges provided in this Exhibit “E” shall be collectable as additional rent under the Lease.

2.             Tenant and its employees and business invitees shall not park any vehicle in any stall designed for the exclusive use of any other person and Tenant further agrees to employ reasonable measures to assure that its employees do not park in any such stall.  Tenant shall furnish Landlord with a list of its employees and its employees, vehicles license numbers within fifteen (15) days after the Commencement Date and thereafter notify Landlord of any changes in such list within five (5) days after such change occurs.  Tenant agrees to assume responsibility for compliance by its employees with all Parking Rules and for all losses (including the loss of parking entrance key-cards, if any) and other damages caused by Tenant or Tenant’s agents, servants, employees, contractors, visitors or licensees occurring during or relating to any use of the Building’s parking facilities.  In addition to all other remedies available to Landlord under the Lease, at law or equity, in the event any of Tenant’s employees park in violation of the Parking Rules, Landlord may charge a Tenant a “violation fee” therefore set by Landlord from time to time. Landlord’s current, violation fee is Fifteen Dollars ($15.00) per automobile for each day or partial day each such vehicles is so parked in violation of the Parking Rules.  Tenant hereby authorizes Landlord to tow away from the Project or attach violation stickers, devices or notices to any vehicle belonging to Tenant or its employees which Landlord in good faith determines is parked in violation of the Parking Rules.  All costs of any such towing or violation device and all applicable violation fees shall be payable by Tenant immediately upon demand by Landlord and, at Landlord’s option, such payment may be required prior to the release of the towed vehicle to its owner.

3.             A condition of any parking shall be compliance by the vehicle operator with all Parking rules, including, without limitation, displaying any sticker or complying with any other identification system from time to time established by Landlord.  Landlord expressly reserves the right to refuse the right to refuse to permit any person or vehicle in violation of the Parking Rules to enter or remain in parking areas of the Project and to demand return therefrom of all parking stickers or other identification supplied by Landlord and Tenant hereby agrees to assist Landlord in enforcing all Parking Rules.

4.             In the event any surcharge, regulatory fee or parking tax is at any time imposed by any governmental authority, Tenant shall pay all such amounts applicable to Tenant’s parking privileges hereunder to Landlord either in advance on the first day of each calendar month concurrently with its Monthly Rental Installments or as otherwise billed from time to time by Landlord.

5.             All parking privileges hereunder are personal to Tenant, and accordingly, in the event Tenant assigns of sublets all or any portion of the Premises, all of the same shall be reduced proportionately based on the Usable Area so unsigned or sublet and any assignee or subtenant or Tenant shall receive only then prevailing parking privileges at the full then prevailing rates therefore.

6.             Landlord shall not be responsible for enforcing Tenant’s exclusive right to use any of its reserved parking stalls under the Lease nor shall Tenant have any right to impound, tow or impose any penalty on vehicles occupying such spaces.

7.             Visitor and guest parking shall be within designated visitor parking areas established by Landlord, subject, however, to such rates or other charges that may be established by Landlord at any time or from time to time.  In the event that Landlord Institutes such visitor and guest parking charges, Tenant’s visitors and guests shall be required to pay Landlord’s prevailing rates.  Tenant may elect to validate such parking for their guests at its own cost, if desired.

8.             Parking rules attached.

CURRENT PARKING RULES

1.             Cars must be parked entirely within painted stall lines.

2.             All directional signs and arrows must be observed.

3.             All posted speed limits for the parking areas shall be observed.  If no speed limit is posted for an area, the speed limit shall be five (5) miles per hour.

4.             Parking is prohibited.

(a)   in areas not striped for parking;

(b)   in aisles;

(c)   where “no parking” signs are posted;

(d)   on ramps;

(e)   in cross hatched areas; and

(f)    in such other areas as may be designated by Landlord.

5.             Handicap and visitor stalls shall be used by handicapped persons or visitors, as applicable.

6.             Parking stickers or any other device or form of identification supplied by Landlord from time to time (if any) shall remain the property of Landlord.  Such parking identification device must be displayed as requested and may not be mutilated in manner.  The serial number of the parking identification device may not be obliterated.  Devices are not transferable and any device in possession of any unauthorized holder will be void.  There will be replacement charge payable by the parker and such parker’s appropriate tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or any parking sticker.

7.             Every parker is required to park and lock his or her own car.  All responsibility for damage to cars or persons is assumed by the parker.

8.             Loss or theft of parking identification devices must be reported to Landlord, and a report of such loss or theft must be filled by the parker at that time.  Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.  Lost or stolen devices found by the parker must be reported to Landlord immediately to avoid confusion.

9.             Parking spaces are for the express purpose of parking one automobile per space.  Washing, waxing, cleaning, or servicing of any vehicle by the parker and/or such person’s agents is prohibited.  The parking areas shall not be used for overnight or other storage for vehicles of any type.

10.           Landlord reserves the right to refuse the issuance of parking identification or access devices to any tenant and/or such tenant’s agents or representatives who willfully refuse to comply with the Parking Rules and/or all applicable governmental ordinances, laws, or agreements.

11.           Tenant shall acquaint its employees and visitors with the Parking Rules, as they may be in effect form time to time.

12.           Any monthly rate for rental of a parking space shall be paid one month in advance prior to the first day of such month. Failure to do so will automatically cancel parking privileges, and a charge of the prevailing daily rate will be due.  No deductions or allowances form the monthly rate will be made for days a parker does not use the parking facilities.

13.           Each parker shall pay a reasonable deposit for any parking card issued to such a person.  Such deposit shall be paid at the time the parking card is issued and shall be forfeited if the parking card is lost.  Such deposit shall be returned without interest, at the time each person ceases to utilize the parking facilities, upon surrender of the parking card.  A reasonable replacement charge shall be paid to replace a lost card and an amount in excess of the initial deposit may be charged as the replacement fee.

[END OF PARKING RULES]

EXHIBIT “F”

BUILDING SIGNAGE CRITERIA

Stadium Towers Plaza Signage Criteria has been prepared to meet the standards established by the Landlord.  Signs are an integral part of the overall appearance of the Project and must be designed and controlled to contribute to this quality environment.  To ensure a high level of appearance of all graphics and signs, the following criteria has been developed.

In fairness to all, conformance will be strictly enforced.  Any non-conforming signs will be brought into conformance at the Tenant’s expenses.  Except as provided herein, no other sign (banners, painted, illuminated, etc.) on exterior or interior window areas, will be allowed.

Type of Sign

1.     Major identification - Tenant shall be entitled to one (1) building eyebrow sign for the Premises.  The sign shall be constructed per the specifications attached in Exhibit F-1 which shows the planned size and materials.  Eyebrow signage will be of “standard” materials and size with a “standard” typestyle using individual white letters, backlit.  Business name only and no trademark/logo.  The eyebrow signage between the third and forth story of the building on the south side, facing Anaheim Stadium.  Said signage shall be installed at Tenant’s sole cost and expense and subject to all governmental approvals.  Notwithstanding anything to the contrary contained within the paragraph.  Bank of Commerce shall not be allowed promotional or other signage with their name or logo in the building entry or lobby area.

Prior to fabrication and installation of Tenant sign, scaled drawings must be provided to Landlord for approval.  Tenant is responsible for drawing, permit, manufacturing and installation and removal costs of its sign.

Any deviations to this criteria must be approved by Landlord in writing.

Exhibit F-1 depicting the Building Signage Right (Building eyebrow signage) is attached hereto and made a part hereof.

EXHIBIT “F-1”

BUILDING EYEBROW SIGNAGE

Attached hereto and made a part hereof.

EXHIBIT “G”

JANITORIAL SPECIFICATIONS

LOBBY, CORRIDORS AND ENTRIES

DAILY SERVICES

SWEEP AND CLEAN BUILDING.

CLEAN AND REMOVE SMUDGES FROM ENTRY DOOR GLASS.

POLISH ALL ENTRY HANDLES, DOOR PLATES AND METAL TRIM.

WIPE CLEAN ALL GLASS, WOOD OR METAL DOORS AND DOOR JAMBS.

EMPTY ALL ASHTRAYS AND WIPE CLEAN AND POLISH.

SCREEN ALL SAND URNS OF BUTTS AND DEBRIS.  CLEAN CONTAINER AND ADD SAND AS NEEDED.

EMPTY ALL TRASH RECEPTACLES, CLEAN CONTAINER WITH CLEAN DAMP CLOTH AND REPLACE PALSTIC LINER.

DUST AND CLEAN ALL HORIZONTAL SURFACES UNDER SEVEN (7) FEET.

VACUUM ALL CARPET AREAS COMPLETELY AND REMOVE SPOTS.

DUST MOP, DAMP MOP HARD SURFACE FLOORS.

CLEAN AND REMOVE SMUDGES AND MARKS ON WALLS, AND WALL COVERINGS AND ENCLOSED ART WORK.

CLEAN, POLISH, AND SANITIZE ALL DRINKING FOUNTAINS.

WIPE CLEAN ALL DIRECTORY BOARDS (EXTERIOR) WITH CLEAN, SPOT CLOTH AND ALCOHOL ONLY. (REPORT BURNED OUT LIGHTS.)

CLEAN AND SANITIZE ALL PUBLIC TELEPHONES AND ENCLOSURES. (NEATLY ARRANGE ALL PHONE BOOKS.)

CLEAN AND POLISH ALL ELEVATOR DOORS, JAMBS, CALL PLATES AND HALL PLANTERS.

CLEAN, POLISH AND STRAIGHTEN ALL FURNITURE AS NEEDED.

DUST AND CLEAN ALL LOBBY AND CORRIDOR SIGNAGE.

REPORT ANY LIGHTS BURNED OUT.

CLEAN ALL SMUDGES AND SPOTS ON MAILROOM WALLS AND MAILBOXES.

SECURE ALL DOORS AND TURN OFF APPROPRIATE LIGHTS UPON COMPLETION OF WORK ASSIGNMENTS AND DRAW DRAPES.

LOBBY CORRIDORS AND ENTRIES

WEEKLY SERVICES

DUST AND CLEAN OR POLISH ALL BASEBOARDS.

SPOT CLEAN ALL CARPETED AREAS.

DUST ALL LEDGES AND EXIT SIGNS.

DUST ALL WALLS ABOVE 7 FEET.

CLEAN INSIDE OF DIRECTORY BOARD WITH CLEAN, SOFT CLOTH AND ALCOHOL ONLY.

MONTHLY SERVICES

CLEAN ALL CEILING VENTS AND GRILLS.

DUST HIGH CEILING CORNERS AND ENTRY WAYS.

DUST AND CLEAN LIGHT FIXTURES AND COVERS.

STRIP, RESEAL OR REFINISH COMMON AREA FLOORS AS NECESSARY.

DUST AND CLEAN ALL LOBBY FIRE DOORS INSIDE AND OUT.  POLISH DOOR FLOOR PLATES.

TELEPHONE/ELECTRIC ROOMS WILL BE CLEANED AND TILE FLOOR STRIPPED AND REFINISHED AS NEEDED.

OFFICES

DAILY SERVICES

DUST AND CLEAN TENANT SIGN.

REMOVE HAND SPOTS OR SMUDGES FROM ENTRY DOORS AND INTERIOR GLASS.

VACUUM TRAFFIC AREAS OF CARPETED OFFICES.

USING A DUSTLESS MOP, SWEEP ALL NON-CARPETED AREAS, PROPERLY POSITION FURNITURE, BOOKS, MAGAZINES IN RECEPTION AREA.

PROPERLY POSITION FURNITURE IN OFFICES AND CONFERENCE ROOMS.

BLACKBOARDS WILL BE ERASED AND CHALKBOARDS CLEANED UPON REQUEST.

REMOVE FINGERPRINTS AND SMUDGES FROM ALL WALLS, PARTITIONS, DESKS, CABINETS AND DOORS.

SPOT CLEAN ALL PARTITION GLASS AND MIRRORS.

REMOVE ALL FINGERPRINTS AND SMUDGES FROM LIGHT SWITCH COVERS, ELECTRICAL OUTLET COVER PLATES AND DOORKNOB HANDLES.

DUST ALL WINDOW SILLS AND LEDGES.

DUST ALL HORIZONTAL SURFACES UNDER 7 FEET, FURNITURE AND EQUIPMENT. DO NOT DUST DESKS, CONFERENCE TABLES OR COUNTERS WHICH ARE CLUTTERED WITH PAPERWORK.

DUST AND REPLACE ALL DESK ORNAMENTS, PHONES AND MACHINES TO THEIR ORIGINAL POSITION.

CLEAN FURNITURE, FABRIC WITH A WHISK BROOM TO SWEEP OFF AND DUST, PAPER BITS, ERASURES AS NEEDED.  (REMOVE ALL STAPLES).

EMPTY ALL ASHTRAYS AND WIPE CLEAN.

EMPTY ALL WASHBASKETS AND CARRY TRASH TO DESIGNATED AREAS FOR REMOVAL.

CLEAN AND WASH ALL LUNCHROOM TABLE TOPS, COUNTER CABINETS, REFRIGERATOR AND STOVE (OUTSIDE ONLY) SURFACES.  (REPORT ANY INSECT PROBLEMS).

REPORT ALL BURNED OUT LIGHTS.

BEFORE LEAVING ANY SUITE, SHUT OFF ALL LIGHTS, CLOSE DRAPES AND BLINDS, LOCK ONLY INTERIOR DOORS AS REQUESTED AND LOCK ALL ENTRANCE DOORS.

WEEKLY SERVICES

DAMP WIPE WITH A TREATED CLOTH ALL INTERIOR DOORS.

THOROUGHLY VACUUM OCCUPIED CARET AREA.  REMOVE STAPLES AND OTHER DEBRIS.

DAMP MOP ALL TILE AND HARDWOOD FLOOR AREA.

POLISH ALL DESK TOPS THAT ARE CLEARED OF PAPERWORK.

DUST ALL LEDGES, FILES BASEBOARDS AND SILLS UNDER 7 FEET.

VACUUM ALL FURNITURE OR WIPE VINYL FURNITURE CLEAN.

DUST ALL LOWER PARTS OF FURNITURE.

DETAIL AND CLEAN ALL KITCHEN OF WET BAR AREAS.

MONTHLY SERVICES

DUST ALL LEDGES, WALLS, MOLDINGS, PICTURE SHELVES, ETC.  OVER 7 FEET.

DUST CLEAN OR VACUUM ALL DRAPES AND BLINDS.

BRUSH DOWN AND CLEAN ALL VENTS AND GRILLS.

STRIP CLEAN AND APPLY FLOOR DRESSING TO ALL COMPOSITION HARDWOOD AND PARQUET FLOORS.

CLEAN ALL BASEBOARDS, AND TREAT WOOD BASEBOARDS WITH APPROVED WOOD CONDITIONERS AS NEEDED.

RESTROOMS

DAILY SERVICES

DUST AND CLEAN RESTROOMS SIGNAGE AND DOORS.

VACUUM ALL RESTROOM VESTIBULES AND REMOVE SPOTS.

WET MOP AND DISINFECT TILE FLOORS. PAYING PARTICULAR ATTENTION TO AREAS UNDER URINALS AND TOILET BOWLS.

CLEAN ALKALINE DEPOSITS AND SOAP SPILLS FROM THE FLOOR TILE GROUT.

WASH AND DISINFECT ALL BASINS, URINALS, TOILET BOWLS NIGHTLY.  REMOVING SCALE AND STAINS.

CLEAN UNDERSIDE RIMS OF URINALS AND TOILET BOWLS.

WASH BOTH SIDES OF TOILET SEATS WITH SOAP AND WATER DISINFECTANT, LEAVE ALL SEATS IN AND UPRIGHT POSITION.

EMPTY, CLEAN, SANITIZE AND POLISH ALL PAPER DISPENSERS, REPLACING LINERS AS NECESSARY.

CLEAN AND POLISH ALL MIRRORS.

DUST LEDGES AND BASEBOARDS.

DAMP WIPE, POLISH AND SHINE ALL CHROME, HAND PLATES, KICK PLATES, UTILITY COVERS, PLUMBING. CLEAN OUT COVERS AND DOOR KNOBS.

SPOT CLEAN WITH DISINFECTANT ALL PARTITIONS AND TILE WALLS.  (REPORT ANY GRAFFITI AND REMOVE IF POSSIBLE.)

FILL ALL TOILET TISSUE, SEAT COVERS, SOAP, TOWEL AND SANITARY NAPKIN DISPENSERS AS NECESSARY.

REPORT ALL BURNED OUT LIGHTS, LEAKING FAUCETS, RUNNING PLUMBING OR OTHER MAINTENANCE NEEDS.

JANITOR CARTS WILL NOT BE BROUGHT INTO RESTROOM AREAS OR USED TO PROP OPEN DOORS.

RESTROOM DOORS WILL BE PROPPED OPEN WITH A RUBBER STOP AND SIGN INDICATING RESTROOM CLOSED FOR CLEANING, PLACED OUTSIDE.

SEMI-WEEKLY SERVICES (TWO TIMES PER WEEK)

POUR CLEAN WATER DOWN FLOOR DRAINS WHERE REQUESTED, TO PREVENT SEWER GASES FROM ESCAPING.

WEEKLY SERVICES

WASH DOWN CERAMIC TILE FLOORS AND PARTITIONS INSIDE AND OUT AND DISINFECT. (REPORT ANY GRAFFITI AND CLEAN IF POSSIBLE.)

WASH DOWN ALL WALLS.

WASH ALL WASTE CONTAINERS AND DISINFECT.

CLEAN AND POLISH ALL DOORS, DOOR PLATES AND HARDWARE.

RESTROOMS

MONTHLY SERVICES

WIPE CLEAN ALL CEILING, LIGHTS AND FIXTURES.

SHAMPOO, AS NEEDED, AND CLEAN VESTIBULE CARPET.

DETAIL ALL TOILET COMPARTMENTS AND FIXTURES.

BRUSH AND CLEAN ALL GRILLS AND VENTS.

STAIRWELLS

DAILY SERVICES

POLICE ENTIRE STAIRWELL, REMOVING ALL TRASH, CIGARETTE BUTTS, ETC.

REPORT ANY EXIT SIGNS THAT ARE BURNED OUT.

REPORT AND LIGHTS BURNED OUT.

WEEKLY SERVICES

SWEEP DOWN ALL STAIRS AND LANDINGS.

DUST ALL HANDRAILS, BANISTER, AND LEDGES.

CLEAN ALL WALLS OF FINGERPRINTS AND SMUDGE MARKS, ETC.

DUST AND CLEAN ALL STAIRWELL SIGNAGE.

DUST AND CLEAN ALL EMERGENCY PHONES.

MONTHLY SERVICES

WIPE CLEAN ALL STAIRWELL DOORS AND DOOR JAMPS.

WET MOP ALL STAIRS LANDINGS (CLEAN BASEBOARDS IF APPLICABLE).

DUST AND CLEAN ALL LIGHTS AND FIXTURES (EXTERIOR).

DUST AND CLEAN ALL EMERGENCY FIRE EQUIPMENT AND PLUMBING.

ELEVATORS

SWEEP AND DAMP MOP FLOOR.

DUST AND CLEAN BASEBOARD.

DUST AND POLISH ALL METAL WITH APPROVED POLISH (NO ABRASIVE).

DAMP WIPE AND REMOVE ALL SPOTS AND FINGERPRINTS FORM DOORS AND WALLS (INTERIOR AND EXTERIOR).

DUST AND CLEAN ELEVATOR CEILING AND LIGHTS.

REMOVE GUM STAINS OR DEBRIS FROM CEILING HANDRAILS OR ELEVATOR TRACKS.

DUST AND CLEAN EMERGENCY PHONE AND SECURITY COMPARTMENTS.

CLEAN ALL CALL BUTTONS, CALL PLATES, AND SIGNAGE.

REPORT AND BURNED OUT LIGHTS OR MALFUNCTIONS OF ELEVATORS.

WEEKLY SERVICES

CLEAN AND POLISH ELEVATOR TRACKS.

DETAIL ALL CALL BUTTON AND CALL PLATES.

DISINFECT EMERGENCY PHONES.

2400 East Katelia Avenue

Suite 580

Anaheim, CA 92806

(714) 978-9300

Fax (714) 978-9339	SPIEKER
PROPERTIES

December 14, 1998

Mr. Ernie Ewin, Senior Vice President, Regional Manager

Bank of Commerce

9918 Hibert, 2nd Floor

San Diego, Ca. 92131-1018

Re: Stadium Towers Plaza

Dear Mr. Ewin:

This letter is to inform you of an error on Spieker Properties’ behalf, on the Lease dated November 16, 1998. In a September 18th, 1998, proposal received from Greg Farrier, and signed by both Bank of Commerce and Spieker Properties, Landlord agreed to provide unreserved parking in the common at no charge to Tenant for the initial sixty (60) months of the Lease Term, based upon four (4) spaces per every one thousand (1,000) rentable square feet. (Proposal attached.)

The executed Lease dated November 16, 1998, corroborates the above agreement, yet the second line under the “Parking and Parking Charge” paragraph located on page one of the Lease states that, “After November 30, 2004, Tenant shall pay for parking as Additional Rent....”  November 30, 2004 equals seventy-two (72) months from the initial Lease Term, not the agreed upon sixty (60) months. Therefore, we have corrected the inconsistency and have included three copies of page one of the Lease herein. After satisfactory review, please initial all three copies of the corresponding paragraph approving the change. Please return all three copies of page one of the Lease to our office. Once all three copies are received, one fully executed Lease incorporating the initialed correction will be returned to you for your files.

Please do not hesitate to call if you have any questions. Thank you for your attention to this matter.

Thank you

Spieker Properties

/s/ Dan O’Hare
Dan O’Hare
Project Director

Cc: Dan Floriani

September 18, 1998	CB Richard Ellis. Inc,
2400 East Katelia Avenue
7th Floor
Anaheim, CA 92806 593[ILLEGIBLE]
www.[ILLEGIBLE]

Mr. Rick Warner

CB RICHARD ELLIS

2400 E. Katella Ave, 7th Floor

Anaheim, CA 92806

RE:          Stadium Towers Plaza
Anaheim, California

Dear Rick:

We are in receipt of your proposal dated September 15, 1998. Your proposal is acceptable with the following modifications.

1. Parkings:

Tenant will require Landlord to provides parking unreserved in common at no charge for the first sixty (60) months of the lease term based upon four (4) parking spaces for every one thousand (1,000) rentable square feet.

2. Signage:	Tenant will require the right to locate their sign on the exterior of the building at the same level as the other eyebrow signs located on this building (3rd Level).

3. Approval:	A.	The relocation is subject to review and approval of Bank of Commerce Board of Directors.

	B.	In addition, this transaction is subject to the State Department of Financial Institutions approval of the relocation of Bank of Commerce’s existing branch.

If these terms and conditions are acceptable please draft a lease for our review and forward to my attention at your earliest convenience. Should you have any immediate questions or comments please feel free to call at any time.

Sincerely.

/s/ Gregory D. Farrier
Gregory D. Farrier
Associate

Enclosure

AGREE AND ACCEPTED:

BANK OF COMMERCE		SPIEKER PROPERTIES

By:	/s/ [ILLEGIBLE]	By:	/s/ Dan O’Hare

Dates:	9-18-98	Dates:	9-22-98

* Contingent upon landlord and Tenant fully executing the forthcoming lease prior to October 1, 1998.

2400 East Katelia Avenue

Suite 580

Anaheim, CA 92806

(714) 978-9300

Fax (714) 978-9339	SPIEKER
PROPERTIES

December 14, 1998

Mr. Ernie Ewin, Senior Vice President, Regional Manager

Bank of Commerce

9918 Hibert, 2nd Floor

San Diego, Ca. 92131-1018

Re: Stadium Towers Plaza

Dear Mr. Ewin:

This letter is to inform you of an error on Spieker Properties’ behalf, on the Lease dated November 16, 1998. In a September 18th, 1998,  proposal received from Greg Farrier, and signed by both Bank of Commerce and Spieker Properties, Landlord agreed to provide unreserved parking in the common at no charge to Tenant for the initial sixty (60) months of the Lease term, based upon four (4) spaces per every one thousand (1,000) rentable square feet, (Proposal attached.)

The executed Lease dated November 16, 1998, corroborates the above agreement, yet the second line under the “Parking and Parking Charge” paragraph located on page one of the Lease states that, “After November 30, 2004, Tenant shall pay for parking as Additional Rent…” November 30, 2004, equals seventy-two (72) months from the initial Lease Term, not the agreed upon sixty (60) months. Therefore, we have corrected the inconsistency and have included three copies of page one of the Lease herein.  After satisfactory review, please initial all three copies of the corresponding paragraph approving the change.  Please return all three copies of page one of the Lease to our office.  Once all three copies are received, one fully executed Lease incorporating the initialed correction will be returned to you for your files.

Please do not hesitate to call if you have any questions. Thank you for your attention to this matter.

Thank you,

Spieker Properties

/s/ Dan O’Hare
Dan O’Hare
Project Director

Cc: Dan Floriani